Name of Prospective Investor                           Memorandum Number











                  TEXAS LITHOTRIPSY LIMITED PARTNERSHIP I L.P.


              A Limited Partnership Formed Under the Laws of Texas

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                             up to $251,500 in Cash

                    20 Units of Limited Partnership Interest
                           at $12,575 in Cash per Unit





           THIS MEMORANDUM IS FURNISHED PURSUANT TO A CONFIDENTIALITY
         AGREEMENT BETWEEN THE PARTNERSHIP AND THE INVESTOR WHOSE NAME
           APPEARS ABOVE. THE CONFIDENTIALITY AGREEMENT PROHIBITS THE
           DISCLOSURE OF THE CONFIDENTIAL MATERIAL CONTAINED IN THIS
       MEMORANDUM, EXCEPT TO THE EXTENT SUCH INVESTOR DEEMS IT NECESSARY
         TO SHARE SUCH INFORMATION WITH HIS LEGAL, ACCOUNTING OR OTHER
          FINANCIAL ADVISORS, WHO LIKEWISE SHALL BE BOUND BY THE SAME
         CONFIDENTIALITY RESTRICTIONS SET FORTH IN THE CONFIDENTIALITY
                                   AGREEMENT.






                            Medtech Investments, Inc.
                              Exclusive Sales Agent
                                2008 Litho Place
                       Fayetteville, North Carolina 28304
                                 1-800-682-7971

                 The Date of this Memorandum is December 9, 1998

                  TEXAS LITHOTRIPSY LIMITED PARTNERSHIP I L.P.

                             up to $251,500 in Cash

                 up to 20 Units of Limited Partnership Interest
                           at $12,575 in Cash per Unit

Texas Lithotripsy Limited Partnership I L.P., a Texas limited partnership (the "Partnership") operated by its General Partner, Lithotripters, Inc., a North Carolina corporation (the "General Partner"), hereby offers on the terms set forth herein up to 20 Units (the "Units") of limited partnership interest in the Partnership, at a price per Unit of $12,575 in cash. See "Terms of the Offering." Each Unit will represent an initial 0.83% economic interest in the Partnership. See "Risk Factors - Other Investment Risks - Dilution of Limited Partners' Interest." The Partnership owns and operates two LithostarTM second generation extracorporeal shock-wave lithotripters for the lithotripsy of kidney stones. The LithostarsTM are installed in a self-propelled Coach and a mobile Trailer (collectively, each Coach/Trailer with the installed LithostarTM is referred to herein as a "Mobile Lithotripsy System") enabling the Partnership to provide lithotripsy services at various locations throughout south Texas (the "Service Area").

The  Partnership  intends to use the  proceeds  of this  Offering  primarily  to finance the cost of upgrading one of the LithostarsTM, and the cost of reconditioning the Coach and renting a loaner Mobile Lithotripsy System from the General Partner or its Affiliates during the time the Coach is being reconditioned. See "Use of Proceeds." The cash purchase price is due at subscription; however, prospective Investors who meet certain requirements may be able fund a portion of their Unit purchase price with the proceeds of certain third-party financing. See "Terms of the Offering - Limited Partner Loans." The Offering will terminate on January 20, 1999 (or earlier upon the sale of all 20 Units as provided herein), unless extended at the discretion of the General Partner for a period not to exceed 180 days.
                         ______________________________

Purchase of Units involves risks and is suitable only for persons of substantial means who have no need for liquidity in this investment. Among other factors, prospective investors should note that (1) the Partnership faces substantial competition in the Service Area and (2) the health care industry is undergoing significant government regulatory reforms. See "Risk Factors" and "The Offering - Suitability Standards."
                         ______________________________


                                    Cash         Selling               Net Cash
                               Offering Price   Commissions(1)       Proceeds(2)
Per Unit(3)                       $ 12,575       $     250             $ 12,275
Total Maximum(4)                  $251,500       $   5,000             $246,500

(See Footnotes on Back of Cover Page)

See Glossary for capitalized terms used herein and not otherwise defined.

                                                     ___________________________

          (1) The Units will be sold on a "best-efforts" any or all basis by MedTech Investments, Inc., a broker-dealer registered with the Securities and Exchange Commission, a member of the National Association of Securities Dealers, Inc. and an Affiliate of the General Partner (the "Sales Agent"). The Partnership will pay the Sales Agent a $250 commission for each Unit sold and will reimburse the Sales Agent for its Offering costs (not to exceed $7,500). The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act"). See "Plan of Distribution."

          (2) Net Cash Proceeds do not reflect deduction of expenses payable by the Partnership. See "Use of Proceeds." The price per Unit ($12,575) is payable in cash upon Subscription; provided, that prospective Investors who meet certain requirements may be able to fund a portion of their Unit purchase price with the proceeds of certain third-party financing. The Partnership has arranged for financing of a portion of the Units' purchase price with First- Citizens Bank & Trust Company, Fayetteville, North Carolina (the "Bank"). Therefore, in lieu of paying the entire purchase price in cash at subscription, prospective Investors may execute and deliver to the Sales Agent together with their subscription packets, at least $2,500 cash and a Limited Partner Note payable to the Bank in a maximum principal amount of up to $10,075 per Unit to be purchased, a Loan and Security Agreement, Security Agreement and two Uniform Commercial Code Financing Statements ("UCC-1s") (collectively, the "Loan Documents"). See "Terms of the Offering - Limited Partner Loans" and the forms of the Limited Partner Note, the Loan and Security Agreement and Security Agreement attached to the Form of Bank Commitment as Exhibits A, B and C, respectively, which is attached hereto as Appendix C and the UCC's attached as part of the Subscription Packet.

          (3) Each Investor may purchase no less than one Unit. The General Partner, however, reserves the right to sell less than one Unit as a minimum investment on a limited basis, and to reject in whole or in part any subscription. Purchases of fractional Units will be in multiples of one-half Units.

          (4) Offering Proceeds will first be used by the Partnership to pay offering costs and expenses (up to $37,250) and the remainder of the proceeds will be used to finance the cost of upgrading one of the LithostarsTM by installing a higher intensity shock head, and the cost of reconditioning the Coach and renting a loaner Mobile Lithotripsy System from the General Partner or its Affiliates during the time one of the Partnership's Mobile Lithotripsy Systems is out of service due to the reconditioning of the Coach. See "Use of Proceeds." The Partnership seeks by this Offering to sell up to 20 Units for an aggregate of up to $251,500 in cash ($246,500 net of Sales Agent's commissions). All subscription funds and Loan Documents will be held in an interest bearing escrow account with First-Citizens Bank & Trust Company, which is headquartered in Raleigh, North Carolina and has approximately 330 offices in Virginia and North Carolina, until the acceptance of the Investor's subscription

          (and approval by the Bank if the Investor is financing a portion of the Unit purchase price through a Limited Partner Loan), rejection of the Investor's subscription or termination of the Offering. The Partnership has set no minimum number of Units to be sold in this Offering. Accordingly, upon the receipt and acceptance of an Investor's subscription by the Partnership as provided herein, such Investor will be admitted to the Partnership as a Limited Partner, provided that acceptance of subscriptions by an Investor that elects to finance a portion of his or her Unit purchase price is conditioned upon approval by the Bank of his or her Limited Partner Loan. Upon admission as a Limited Partner, the Investor's subscription funds will be released to the Partnership and the Loan Documents, if any, will be released to the Bank. In the event a subscription is rejected, all subscription funds (without interest), the Loan Documents, if any, and other subscription documents held in escrow will be promptly returned to the rejected Investor. The Offering will terminate on January 20, 1999, unless it is sooner terminated by the General Partner, or unless extended for an additional period not to exceed 180 days. See "The Offering - General."
                                              _______________________

          THE UNITS ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED,
          PROVIDED IN SECTION 4(2) THEREOF AND RULE 506 OF REGULATION D PROMULGATED THEREUNDER, AS AMENDED, AND AN EXEMPTION FROM STATE REGISTRATION PROVIDED BY THE NATIONAL SECURITIES MARKETS IMPROVEMENT ACT OF 1996. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH ANY STATE SECURITIES AGENCY OR WITH THE SECURITIES AND EXCHANGE COMMISSION. ______________

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY BODY HAS PASSED UPON THE VALUE OF THE SECURITIES, MADE ANY RECOMMENDATIONS AS TO THEIR PURCHASE, APPROVED OR DISAPPROVED THE OFFERING, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                                                  ______________

          THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. NO PUBLIC OR OTHER MARKET EXISTS OR WILL DEVELOP FOR THE UNITS. UNITS ARE NOT TRANSFERABLE WITHOUT THE CONSENT OF THE GENERAL PARTNER AND SATISFACTION OF CERTAIN OTHER

          CONDITIONS INCLUDING THE AVAILABILITY OF AN EXEMPTION UNDER THE SECURITIES ACT OF 1933 AND VARIOUS STATE SECURITIES LAWS. INVESTORS SHOULD PROCEED ONLY ON THE ASSUMPTION THAT THEY MAY HAVE TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE UNITS FOR AN INDEFINITE PERIOD OF TIME. ______________

          IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ______________

          PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS, WHETHER WRITTEN OR ORAL, FROM THE PARTNERSHIP, ITS GENERAL PARTNER OR ANY OF ITS AGENTS OR REPRESENTATIVES AS INVESTMENT, TAX OR LEGAL ADVICE. THIS MEMORANDUM AND THE APPENDICES HERETO, AS WELL AS THE NATURE OF THE INVESTMENT, SHOULD BE REVIEWED BY EACH PROSPECTIVE INVESTOR, HIS INVESTMENT, TAX OR OTHER ADVISORS, AND HIS ACCOUNTANTS OR LEGAL COUNSEL.
                                                  ______________

          NO OFFERING LITERATURE OR ADVERTISING IN WHATEVER FORM WILL OR MAY BE EMPLOYED IN THE OFFERING OF UNITS, EXCEPT FOR THIS MEMORANDUM (INCLUDING AMENDMENTS AND SUPPLEMENTS, IF ANY) AND DOCUMENTS SUMMARIZED HEREIN. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS MEMORANDUM OR IN THE APPENDICES HERETO, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.
                                                  ______________

          THE GENERAL PARTNER WILL MAKE AVAILABLE, PRIOR TO THE CLOSING, TO EACH PROSPECTIVE INVESTOR OR HIS REPRESENTATIVES, OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE GENERAL PARTNER OR A PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, THE PARTNERSHIP, THE GENERAL PARTNER OR ANY OTHER RELEVANT MATTERS, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT THAT THE

          GENERAL PARTNER POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION HEREIN SET FORTH, SUBJECT TO CERTAIN CONFIDENTIALITY RESTRICTIONS CONTAINED IN VARIOUS CONTRACTS WITH THIRD PARTIES.
                                 ______________

          THIS MEMORANDUM CONTAINS SUMMARIES, BELIEVED BY THE GENERAL PARTNER TO BE ACCURATE, OF CERTAIN TERMS OF CERTAIN DOCUMENTS, BUT REFERENCE IS HEREBY MADE TO THE ACTUAL DOCUMENTS, COPIES OF WHICH ACCOMPANY THIS MEMORANDUM OR ARE AVAILABLE FROM THE GENERAL PARTNER UPON REQUEST, SUBJECT TO CERTAIN CONFIDENTIALITY RESTRICTIONS CONTAINED IN VARIOUS CONTRACTS WITH THIRD PARTIES. ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.
                                                  ______________

          THIS OFFER CAN BE WITHDRAWN AT ANY TIME BEFORE CLOSING AND IS SPECIFICALLY MADE SUBJECT TO THE TERMS DESCRIBED IN THIS MEMORANDUM. SUBJECT TO SPECIFIC RESTRICTIONS PROVIDED FOR HEREIN, THE GENERAL PARTNER RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART OR TO ALLOT TO ANY INVESTOR LESS THAN THE NUMBER OF UNITS SUBSCRIBED FOR BY SUCH INVESTOR. SEE "TERMS OF THE OFFERING."
                                                  ______________

          THIS MEMORANDUM HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF INVESTORS INTERESTED IN THE PROPOSED PRIVATE PLACEMENT OF THE UNITS AND CONSTITUTES AN OFFER ONLY IF THE NAME OF AN OFFEREE APPEARS IN THE APPROPRIATE SPACE PROVIDED ON THE COVER PAGE HEREOF. DISTRIBUTION OF THIS MEMORANDUM TO ANY PERSON OTHER THAN SUCH OFFEREE AND THOSE PERSONS RETAINED TO ADVISE HIM WITH RESPECT THERETO IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF ITS CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE GENERAL PARTNER, IS PROHIBITED. EACH OFFEREE, BY ACCEPTING DELIVERY OF THIS MEMORANDUM, AGREES TO RETURN IT AND ALL RELATED APPENDICES AND OTHER DOCUMENTS TO THE GENERAL PARTNER, 2008 LITHO PLACE, FAYETTEVILLE, NORTH CAROLINA 28304, IF THE OFFEREE DOES NOT INTEND TO SUBSCRIBE FOR THE PURCHASE OF THE UNITS, THE OFFEREE'S SUBSCRIPTION IS NOT ACCEPTED OR THE OFFER IS TERMINATED.
                                                  ______________

          NEITHER THE DELIVERY OF THIS MEMORANDUM NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTIES DESCRIBED HEREIN SINCE THE DATE HEREOF, OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS MEMORANDUM. THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.
                                                  ______________

          THE BUSINESS OF THE PARTNERSHIP INVOLVES CONFLICTS OF INTEREST. SEE "CONFLICTS OF INTEREST."
                                                  ______________

          AFFILIATES OF THE GENERAL PARTNER WILL CONTINUE TO RECEIVE FEES WHETHER OR NOT THE PARTNERSHIP EARNS ANY ADDITIONAL INCOME. SEE "COMPENSATION AND REIMBURSEMENT TO THE GENERAL PARTNER AND ITS AFFILIATES."
                                  ____________

          THE GENERAL PARTNER BELIEVES THIS OFFERING IS AN ECONOMIC INVESTMENT OPPORTUNITY; THUS, INVESTORS SHOULD NOT PURCHASE UNITS IN ANTICIPATION OF TAX BENEFITS.
                                 ______________

                                      Page

                                TABLE OF CONTENTS

                                                                          Page

RISK FACTORS...................................................................1
         Operating Risks.......................................................1
         Tax Risks.............................................................7
         Other Investment Risks................................................9

THE PARTNERSHIP...............................................................12

TERMS OF THE OFFERING.........................................................13
         The Units and Subscription Price.....................................13
         Acceptance of Subscriptions..........................................13
         Limited Partner Loans ...............................................14
         Subscription Period; Closing.........................................15
         Offering Exemption...................................................15
         Suitability Standards................................................16
         How to Invest........................................................17
         Restrictions on Transfer of Units....................................18

PLAN OF DISTRIBUTION..........................................................19

BUSINESS ACTIVITIES...........................................................20
         General  ............................................................20
         Treatment Methods for Kidney Stone Disease...........................20
         The LithostarTM......................................................21
         The Coach and Trailer................................................22
         Anticipated Partnership Expenditures.................................22
         Acquisition of Additional Assets.....................................22
         Hospital Contracts...................................................22
         Management...........................................................23
         Employees............................................................24

THE GENERAL PARTNER...........................................................24

COMPENSATION AND REIMBURSEMENT TO THE
         GENERAL PARTNER AND ITS AFFILIATES...................................26

CONFLICTS OF INTEREST.........................................................27

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER...............................29

COMPETITION...................................................................29
         Affiliated Competition...............................................29
         Other Competition....................................................30

REGULATION....................................................................31
         Federal Regulation...................................................31
         State Regulation.....................................................38

PRIOR ACTIVITIES..............................................................39

SOURCES AND APPLICATIONS OF FUNDS.............................................41

FINANCIAL CONDITION OF THE PARTNERSHIP........................................42

MANAGEMENT'S DISCUSSION AND
         ANALYSIS OF THE RESULTS OF OPERATIONS................................47
         Ten Months Ended October 31, 1998 and October 31, 1997...............47
         Year Ended December 31, 1997 and December 31, 1996...................47
         Year Ended December 31, 1996 and December 31, 1995...................47

SUMMARY OF THE PARTNERSHIP AGREEMENT..........................................48
         Powers of the General Partner........................................50
         Rights and Liabilities of the Limited Partners.......................51
         Restrictions on Transfer of Partnership Interests....................51
         Dissolution and Liquidation..........................................52
         Noncompetition Agreement and Protection of Confidential Information..52
         Optional Purchase of Limited Partner Interests.......................53
         Dilution Offerings...................................................53
         Arbitration..........................................................54
         Power of Attorney....................................................54
         Reports to Limited Partners..........................................54
         Records  ............................................................55

LEGAL MATTERS.................................................................55

GLOSSARY .....................................................................55

Appendix A        AGREEMENT OF LIMITED PARTNERSHIP OF TEXAS LITHOTRIPSY
                  LIMITED PARTNERSHIP I L.P.

Appendix B        FORM OF BANK COMMITMENT (WITH EXHIBITS)

Appendix C        FORM OF OPINION OF WOMBLE CARLYLE SANDRIDGE & RICE, PLLC

Appendix D        NOTES TO FINANCIAL STATEMENTS

                                  RISK FACTORS

     Prior to subscribing for Units, Investors should carefully examine this entire Memorandum, including the Appendices hereto, and should give particular consideration to the general risks attendant to speculative investments and investments in partnerships generally, and to the other special operating, tax and other investment risks set forth below.
Operating Risks

     General Risks of Operations. Although the General Partner and its personnel have significant experience in managing lithotripsy enterprises, whether the Partnership can continue to effectively operate and expand its business cannot be accurately predicted. The benefits of an investment in the Partnership also depend on many factors over which the Partnership has no control, including competition, technological innovations rendering the Mobile Lithotripsy Systems less competitive or obsolete, and other matters. The Partnership may be adversely affected by various changing local factors such as an increase in local unemployment, a change in general economic conditions, changes in interest rates and availability of financing, and other matters that may render the operation of its Mobile Lithotripsy Systems difficult or unattractive. Other factors that may adversely affect the operation of its Mobile Lithotripsy Systems are unforeseen increased operating expenses, energy shortages and costs attributable thereto, uninsured losses and the capabilities of the Partnership's management personnel.

     Uncertainties Related to Changing Healthcare Environment. The healthcare industry has experienced substantial changes in recent years. Although managed care has yet to become a major factor in the delivery of lithotripsy services, the General Partner anticipates that managed care programs, including capitation plans, may play an increasing role in the delivery of lithotripsy services and that competition for these services may shift from individual practitioners to health maintenance organizations and other significant providers of managed care. No assurance can be given that the changing healthcare environment will not have a material adverse effect on the Partnership.

     Lack of Diversification. The Partnership's fundamental purpose will be to continue to operate the Mobile Lithotripsy Systems. Because the Partnership is dependent on only one line of business, it will have greater risks from unexpected service interruptions, equipment breakdowns, technological developments, kidney stone treatment medical breakthroughs, economic problems and similar matters than would be the case with a more diversified business.

     Dependence on Insurance Reimbursement. The prices the Partnership are able to charge its patients for the lithotripsy of kidney stones is significantly dependent upon the amount of reimbursement private health care insurers allow for this procedure. Most of the Partnership's patients pay for services directly from private payment sources, primarily from third-party insurers such as Blue Cross/Blue Shield and other commercial insurers. Coverage and payment levels for these private payment sources vary depending upon the patient's individual insurance policy. While the Partnership does not rely on Medicare reimbursement for a substantial portion of its revenues, the Medicare program has historically influenced the setting of reimbursement standards by private insurance programs. The Health Care Financing Administration ("HCFA") has recently proposed rules which would establish a prospective payment system for hospital outpatient procedures, including lithotripsy. HCFA's proposed reimbursement rate for lithotripsy is $2,612. This rate is lower than the typical charge for lithotripsy services currently charged by the Partnership and could result in private payment sources such as third-party insurers lowering the reimbursement rates they pay to the Partnership. The General Partner anticipates that over time reimbursement amounts for both the professional and technical components of the lithotripsy procedure may continue to decrease. See "Regulation."

     Reliability and Efficacy of the Partnership's Lithotripters.The LithostarTM has a ten-year United States operating history, having received premarket approval from the FDA for renal lithotripsy on September 30, 1988. This approval followed a period of clinical testing beginning in February 1987 at four test sites in the United States, which was preceded by substantial clinical testing of the LithostarTM at the Urological Clinic of the Johannes Gutenberg University of Mainz, West Germany. The General Partner estimates that more than 400 LithostarTM systems are currently operating in over twenty countries, and the General Partner and its Affiliates operate over 30 LithostarsTM in other ventures. In the General Partner's opinion, the LithostarTM has proven to be reliable and dependable medical equipment; however, downtime periods necessitated for maintenance or repairs of the Partnership's Mobile Lithotripsy Systems will adversely affect Partnership revenues. In 1996, the FDA approved a new higher intensity shock-head system for the LithostarTM, which the General Partner believes has shortened procedure times. Only one of the Partnership's LithostarsTM has been upfitted with the new tube system. The other LithostarTM is scheduled to be upgraded in 1999. Based upon a detailed follow-up study of 86,000 renal and 51,000 ureteral stones treated on the LithostarTM in all of the General Partners's affiliated partnerships using both the original and newer shock-head systems, the General Partner notes an 86% total success rate with an overall retreatment rate of only 15%. This retreatment rate included stones of all sizes and locations, including staghorn calculi which at times required multiple treatments. Based upon this study and the General Partner's experience in doing well in excess of 128,000 cases over the past nine and one-half years in its affiliated limited partnerships, the General Partner is of the opinion that the LithostarTM is presently a very effective and sound alternative for the treatment of renal stones.

     Investors should note that some studies indicate that lithotripsy may cause high blood pressure and tissue damage. The General Partner questions the reliability of these studies and believes lithotripsy has become a widely accepted method for the treatment of renal stones.

     Technological Obsolescence. The history of lithotripsy of kidney stones as an accepted treatment procedure is relatively recent, with the first clinical trials being conducted in West Germany beginning in 1980 and the first premarket approval for a renal lithotripter in the United States being granted by the FDA in December 1984. Today, lithotripsy is the treatment procedure of choice for kidney stone disease, having replaced other treatment methods. Published reports indicate that certain researchers are attempting to improve a laser technology to more easily eradicate kidney stones, and pharmaceutical companies and researchers have attempted to develop a safe drug that can be used to dissolve kidney stones in all cases. The General Partner cannot predict the outcome of ongoing research in these areas, and any one or more developments could reduce or eliminate lithotripsy as an acceptable procedure or treatment method of choice for the treatment of kidney stones.

     Partnership Limited Resources and Risks of Leverage. The proceeds of this Offering cannot be accurately determined until the Closing has occurred and the number of Units sold has been calculated. In the event such proceeds are not sufficient to fund all anticipated expenses, it may be necessary in order to meet current or projected expenses, to supplement Partnership funds with the proceeds of debt financing. See "Business Activities - Anticipated Partnership Expenditures" and "Sources and Application of Funds." Although the General Partner maintains good relationships with certain commercial lending institutions, it has not obtained a loan commitment from any party in any amount on behalf of the Partnership and whether one would timely be forthcoming on terms acceptable to the Partnership cannot be assured. The General Partner and/or its Affiliates may, but are under no obligation to, make loans to the Partnership, and there is no assurance that they would be willing or able to do so at the time, in amounts and on terms required by the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment.

     Acquisition of Additional Assets. If in the future the General Partner determines that it is in the best interest of the Partnership to acquire one or more additional fixed base or Mobile Lithotripsy Systems (or any other renal stone treatment equipment) for the treatment of renal stones, the General Partner has the authority (without obtaining the Limited Partners' consent) to establish reserves or borrow additional funds on behalf of the Partnership to accomplish such goals, and may use Partnership assets and revenues to secure and repay such borrowings. The acquisition of additional assets may substantially increase the Partnership's monthly obligations and result in greater personnel requirements. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage." The General Partner does not anticipate acquiring additional Partnership assets unless projected Partnership Cash Flow or proceeds from a Dilution Offering are sufficient to finance such acquisitions. In any event, no Limited Partner would be personally liable on any additional Partnership indebtedness without such Partner's prior written consent. There is no assurance that financing would be available to the Partnership to acquire additional assets or to fund any additional working capital requirements. Any such borrowing by the Partnership will serve to increase the risks to the Partnership associated with leverage as provided above.

     Competition. Several competing fixed-site and mobile lithotripters are currently operating in and around the Service Area in direct competition with the Partnership's Mobile

     Lithotripsy Systems. The competing lithotripsy service providers generally have existing contracts with hospitals and other facilities, or are hospitals, themselves. There is no assurance that other parties will not, in the future, operate fixed-site or mobile lithotripters in and around the Service Area. To the General Partner's knowledge, no manufacturers are restricted from selling their lithotripters to other parties in the Service Area. In addition, except as provided by law, neither the General Partner nor its Affiliates are prohibited from engaging in any business or arrangement that may compete with the Partnership. Several ventures affiliated with the General Partner provide lithotripsy services in the Service Area's vicinity. See "Prior Activities" and "Competition." Affiliates of the General Partner are planning and conducting other limited partnership offerings that would operate lithotripters in other states. In addition, the Partnership will be competing with facilities and individual medical practitioners who offer conventional treatment (e.g., surgery) for kidney stones. In order to be successful, the Partnership must continually convince physicians and potential patients of the quality of the treatment it can provide, its reasonable charges, the superiority of its lithotripters to other lithotripters and the advantages of lithotripsy over conventional surgery and other treatment methods. The Partnership Agreement severely restricts the Limited Partners' ability to own interests in competing equipment or ventures. The enforceability of these noncompetition agreements is generally a matter of state law and is evolving over time. There is no assurance that one or more Limited Partners may not successfully compete with the Partnership. See "Proposed Activities - Treatment Methods for Kidney Stone Disease" and "Competition."

     Government Regulation. All facets of the healthcare industry are highly regulated and will become more so in the future. The ability of the Partnership to operate legally and be profitable may be adversely affected by changes in governmental regulations, including expected changes in reimbursement, Medicare and Medicaid certification regulations, federal and state fraud and abuse laws, including the Federal Anti-kickback Statute, the Federal False Claims Act, federal and state self-referral laws, state restrictions on fee splitting and other governmental regulation. See "Regulation." These laws and regulations may adversely affect the economic viability of the Partnership and may subject the General Partner and all Limited Partners to governmental scrutiny and/or prosecution as a felony and punishment in the form of large monetary fines, loss of licensure, imprisonment and exclusion from Medicare and Medicaid. Recent changes in Medicare and Medicaid law have limited provider ownership and control over the various health care services to which physicians may make Medicare and Medicaid referrals. The primary laws involved are the "Stark II" federal statute prohibiting financial relationships between physicians and certain entities to which they refer patients, and the Anti-Kickback Statute which prohibits compensation in exchange for or to induce referrals.

     Regarding Stark II, in January, 1998, the Health Care Financing Administration ("HCFA"), the federal agency responsible for administering the Medicare program, published proposed Stark II regulations. Under the proposed regulations, physician Limited Partner referrals of Medicare and Medicaid patients to contracting hospitals for lithotripsy services would be prohibited. If HCFA adopts the proposed Stark II regulations as final, or if a reviewing court were to interpret the Stark II statute using the proposed regulations as guidance, then the Partnership and its physician Limited Partners would be in violation of Stark II. In such instance, the Partnership and/or its physician Limited Partners may be required to refund any amounts collected from Medicare and Medicaid patients in violation of the statute, and they may be subject to civil monetary penalties and/or exclusion from the Medicare and Medicaid programs.

     The Anti-Kickback Statute prohibits paying or receiving any remuneration in exchange for making a referral for healthcare services which may be paid for by Medicare, Medicaid or CHAMPUS. The law has been broadly interpreted to include any payments which may induce or influence a physician to refer patients. One of the federal agencies that enforces the Anti- Kickback Statute has issued several "safe harbors" which, if complied with, result in the payment or transaction being deemed not to violate the law. This Offering does not comply with any "safe harbor." There is limited guidance from reviewing courts regarding the application of the broad language of the Anti-Kickback Statute to joint ventures similar to the one described in this Offering. In order to prove violations of the Anti-Kickback law, the government must establish that one or more parties offered, solicited or paid remuneration to induce or reward referrals. The government has said that in certain situations the mere offering of an opportunity to invest in a venture would constitute illegal remuneration in violation of the Anti-Kickback Statute. Although the General Partner believes that the structure and purpose of the Partnership is in compliance with the Anti- Kickback Statute, there is no assurance that government officials or a reviewing court would agree. Violation of the Anti-Kickback Statute could subject the Partnership, the General Partner and the physician Limited Partners to criminal penalties, fines and/or exclusion from the Medicare and Medicaid programs.

     In addition to the Stark II and Anti-Kickback laws, an unfavorable interpretation of other existing laws, or enactment of future laws or regulations, could potentially adversely affect the operation of the Partnership.

     Regarding state law, various licensure requirements must be met for the Partnership to provide mobile lithotripsy services in Texas, and the General Partner has complied with such requirements. See "Regulation - State Regulation."

     Contract Terms and Termination. The Partnership provides lithotripsy services to 8 Contract Hospitals pursuant to 8 separate Hospital Contracts. Many, but not all, of the Hospital Contracts grant the Partnership the exclusive right to provide Lithotripsy Services at the particular Contract Hospitals. Substantially all of the Hospital Contracts provide for automatic renewal on a year-to-year basis. Four of the Hospital Contracts are terminable without cause upon 90 days or less written notice by either party prior to any renewal date or the noticed termination date, or upon customary events of default. The General Partner believes it has a good relationship with the Contract Hospitals and does not anticipate significant terminations. There is no assurance, however, that terminations will either not occur or that the resulting impact to the Partnership would not have a material adverse effect on Partnership operations. It is expected that most new lithotripsy service contracts would have one-year terms and be automatically renewed unless either party elects to cancel prior to the end of the term. In addition, many of the existing contracts have, and any new contracts are expected to have, provisions permitting termination in the event certain laws or regulations are enacted or applied to the contracting parties' business arrangements in a manner deemed materially detrimental to either party. See "Government Regulation" above. Thus, there is no assurance that Partnership operations as planned on the date of this Memorandum will occur as herein described or contemplated, and the cancellation of a significant number of service contracts or the Partnership's inability to secure new ones could have a material negative impact on the financial condition and results of the Partnership. In addition, competing vendors may attempt to cause certain Contract Hospitals to contract with them instead of the Partnership. The loss of Contract Hospitals to competition will adversely affect Partnership revenues and such effect could be material. See "Proposed Activities - Business Activities - Hospital Contracts"and "Risk Factors - Competition."

     Loss on Dissolution and Termination. Upon the dissolution and termination of the Partnership, the proceeds realized from the liquidation of its assets, if any, will be distributed to its partners only after satisfaction of the claims of all creditors. Accordingly, the ability of a Limited Partner to recover all or any portion of his investment under such circumstances will depend on the amount of funds so realized and the claims to be satisfied therefrom. See "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

     Year 2000 Compliance. The now familiar "Year 2000 Issue" arose because many existing computer programs use only the last two digits to refer to a year. Therefore, such computer programs do not properly recognize a year that begins with "20" instead of "19." If not corrected, many computer applications could fail or create erroneous results on January 1, 2000. The extent of the potential impact of the Year 2000 Issue is not yet known, and if not timely corrected, it could affect the global economy. The General Partner has made an assessment of the Partnership's Year 2000 Issue risks and has concluded that the risks include the following: (i) operation of the Mobile Lithotripsy Systems may be adversely affected; (ii) third party payors may be adversely affected resulting in delays in payment to the Partnership; (iii) facilities served by the Mobile Lithotripsy Systems may be adversely affected resulting in a cessation of service to the affected facilities; and (iv) the Partnership's internal information systems, including its accounting system, may be adversely affected resulting in record keeping and accounting delays. Siemens, the manufacturer of the LithostarTM, has not assured Prime that its LithostarsTM will be Year 2000 compliant, in all necessary respects, i.e., that they will continue to operate normally after January 1, 2000. The General Partner cannot predict with certainty whether such will be the case or the effects of noncompliance. The General Partner has not inquired as to the Year 2000 readiness of any Contract Hospital, vendor or other third party related to the operation of the Business, but is relying that such parties will be Year 2000 compliant. The General Partner anticipates that the internal information systems, including accounting systems, that it will use for Partnership purposes will be Year 2000 compliant by the end of 1999, although no assurance can be given that such will be the case. The Partnership currently has no contingency plans in the event that any of the above-described risks is realized. In the event that any of the above-described risks are realized, or any other, unanticipated Year 2000 Issue problems arise, the Partnership could be forced to cease its operations for an indefinite period of time while the Year 2000 problems are remedied, at a cost which cannot be accurately predicted at this time. Any such interruption in Partnership operations would adversely affect Partnership revenues.

Tax Risks

     Investors should note that the General Partner anticipates no significant tax benefits associated with the operation of the Mobile Lithotripsy Systems or the Partnership. No ruling will be sought from the Service on the federal income tax consequences of any of the matters discussed in this Memorandum or any other tax issues affecting the Partnership or the Limited Partners. The Partnership is relying upon an opinion of its Counsel with respect to certain material United States federal income tax issues. Counsel's opinion is not binding on the Service as to any issue, however, and there is no assurance that any deductions, or the period in which deductions may be claimed, will not be challenged by the Service. Each Investor should carefully review the following risk factors and consult his own tax advisor with respect to the federal, state and local income tax consequences of an investment in the Partnership.

THE TAX RISKS SET FORTH IN THIS SECTION ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC TAX RISKS RELATING TO THE PURCHASE OF UNITS IN THE PARTNERSHIP. EACH INVESTOR IS DIRECTED TO THE FULL OPINION OF COUNSEL (APPENDIX C TO THE MEMORANDUM). IT IS STRONGLY RECOMMENDED THAT EACH INVESTOR INDE PENDENTLY CONSULT HIS PERSONAL TAX COUNSEL CONCERNING THE TAX CONSEQUENCES ASSOCIATED WITH HIS OWNERSHIP OF AN INTEREST IN THE PARTNERSHIP. THE CONCLUSIONS REACHED IN THE OPINION ARE RENDERED WITHOUT ASSURANCE THAT SUCH CONCLUSIONS HAVE BEEN OR WILL BE ACCEPTED BY THE SERVICE OR THE COURTS.

THIS MEMORANDUM AND THE OPINION DO NOT DISCUSS, NOR WILL COUNSEL BE RENDERING AN OPINION REGARDING, THE ESTATE AND GIFT TAX OR STATE AND LOCAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP. FURTHERMORE, INVESTORS SHOULD NOTE THAT THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP MAY BE ADVERSELY AFFECTED BY FUTURE CHANGES IN THE FEDERAL INCOME TAX LAWS, WHETHER BY FUTURE ACTS OF CONGRESS OR FUTURE ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS OF APPLICABLE FEDERAL INCOME TAX LAWS. ANY OF THE FOREGOING MAY BE GIVEN RETROACTIVE EFFECT.

     Possible Legislative or Other Actions Effecting Tax Consequences. The federal income tax treatment of an investment in an equipment/service oriented limited partnership such as the Partnership may be modified by legislative, judicial or administrative action at any time, and any such action may retroactively affect investments and commitments previously made. The rules dealing with federal income taxation of limited partnerships are constantly under review by the

     Service, resulting in revisions of its regulations and revised interpretations of established concepts. In evaluating an investment in the Partnership each Investor should consult with his personal tax advisor with respect to possible legislative, judicial and administrative developments.

     Disqualification of Employee Benefit Plans. Purchase of Units in the Partnership may cause certain Limited Partners, certain hospitals and out-patient centers, the Partnership, and employees of the foregoing to be treated under Section 414(m) of the Code as being employed in the aggregate by a single employer or "affiliated service group" for purposes of minimum coverage, participation and other employee benefit plan requirements imposed by the Code. In contrast, an employer not affiliated under Section 414(m) need only consider its own employees in determining whether its employee benefit plans satisfy Code requirements. Aggregation of employees could cause the disqualification of the retirement plans of certain Limited Partners and related entities. Aggregation could also require the value of the vested retirement benefit of a highly compensated employee who is a participant in a disqualified plan to be included in his gross income, regardless of whether the employee is a Limited Partner. These rules may adversely affect Investors who are currently involved in a medical practice joint venture, regardless of their purchase of Units in the Partnership. The General Partner and legal counsel to the Partnership have been informally advised by officials of the Service that the Service would not likely attempt to apply the affiliated service group rules to the Partnership, nor has the Service applied these rules to similar arrangements in the past. Informal discussions with the Service, however, are not binding on the Service, and there can be no guarantee that the Service will not apply the affiliated service group rules to the Partnership.

     Partnership Allocations. The Partnership Agreement contains certain allocations of profits and losses that could be reallocated by the Service if it were determined that the allocations did not have "substantial economic effect." On December 31, 1985 the Regulations dealing with the propriety of partnership allocations were finalized. As a general rule, allocations of profits and losses must have "substantial economic effect." Based upon current law, Counsel is of the opinion that, if the question were litigated, it is more probable than not that the allocation of profits and losses set forth in the Partnership Agreement would be sustained for federal income tax purposes. This opinion is subject to certain assumptions and qualifications. Investors are cautioned that the foregoing opinion is based in part upon final regulations which have not been extensively commented upon or construed by the courts.

     Income in Excess of Distributions. The Partnership Agreement provides that in each year annual Distributions may be made to the Partners. Excluded from the definition of cash available for distribution is the amount of funds necessary to discharge Partnership debts and to maintain certain cash reserves deemed necessary by the General Partner. If Partnership Cash Flow is insufficient to fund expenses and maintain adequate reserves, a Limited Partner could be subject to income taxes payable out of personal funds to the extent of the Partnership's income, if any, attributed to him without receiving from the Partnership sufficient Distributions to pay the Limited Partner's tax with respect to such income.

     Passive Income and Losses The General Partner expects the Partnership will realize taxable income and not taxable losses during the next five years of operation. Nevertheless, if it realizes taxable losses, the use of such losses by the Limited Partners will generally be limited by Code Section 469. Code
Section 469 provides limitations for the use of taxable losses attributable to "passive activities." Code Section 469 operates generally to prohibit passive losses from being used except against income from passive activities.

     Upon the taxable disposition to an unrelated party of all of a passive activity, or a substantial part of a passive activity that may be treated as a separate activity, any unused deferred loss allocable to that passive activity, or to that substantial part of the passive activity that is treated as a separate activity, can be used to reduce any gain realized upon such disposition, with any excess loss available for deduction first against any other passive income and then in full against any other income or gain from any source.

THE PASSIVE ACTIVITY LOSS RULES WILL AFFECT EACH INVESTOR DIFFERENTLY, DEPENDING ON HIS OWN TAX SITUATION. EACH INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISOR TO DETERMINE THE EFFECT OF THESE RULES ON THE INVESTOR IN LIGHT OF THE INVESTOR'S INDIVIDUAL FACTS AND CIRCUMSTANCES.

     Taxable Income The Partnership Agreement provides that in each year of the Part nership, annual Distributions may be made to the Partners. Excluded from the definition of cash available for Distributions, however, is the amount of funds necessary to amortize Partnership debts and to maintain certain cash reserves deemed necessary by the General Partner. The Partnership may also incur significant capital costs that may have to be paid out of Partnership revenues. Thus, taxable income may very well exceed cash available for distribution. Because of the circumstances outlined above, if Partnership cash flow falls substantially below a certain level, a Limited Partner could be subject to income taxes payable out of personal funds to the extent of the Partnership's income, if any, attributed to him without receiving from the Partnership sufficient cash to pay the Limited Partner's tax with respect to such income.

Other Investment Risks

     Conflicts of Interest. The activities of the Partnership involve numerous existing and potential conflicts of interest between the Partnership, the General Partner and their Affiliates. See "Compensation and Reimbursement to the General Partner and its Affiliates," "General Partner," "Competition" and "Conflicts of Interest."

     No Participation in Management. The General Partner has full authority to supervise the business and affairs of the Partnership pursuant to the Partnership Agreement and the Management Agreement. Limited Partners have no right to participate in the management or conduct of the Partnership's business and affairs. The General Partner, its employees and its Affiliates are not required to devote their full time to the Partnership's affairs and intend to continue devoting substantial time and effort to organizing and operating partnerships and other ventures throughout the United States that are similar to the Partnership. The General Partner will continue to devote such time to the Partnership's business and affairs as it deems necessary and appropriate in the exercise of reasonable judgment. The participation by any Limited Partner in the management or control of the Partnership's affairs could render him generally liable for the liabilities of the Partnership that could not be satisfied by assets of the Partnership. See the Form of Legal Opinion of Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, attached hereto as Appendix C.

     Limited Partners' Obligation to Return Certain Distributions. Except as provided by other applicable law and provided that a Limited Partner does not participate in the management of the Partnership, he or she will not be liable for the liabilities of the Partnership in excess of his investment, his ratable share of undistributed profits and any Distribution received from the Partnership if the Limited Partner knew at the time of the Distribution that, after giving effect to the Distribution, all liabilities of the Partnership, other than liabilities to Partners with respect to their Partnership interests and liabilities for which the recourse of creditors is limited to specific property of the limited partnership, exceed the fair value of the assets of the Partnership, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Partnership assets only to the extent that the fair value of such property excludes such liability.

     Dilution of Limited Partners' Interests. The General Partner has the authority under the Partnership Agreement to cause the Partnership to issue, offer and sell additional limited partnership interests in the future (a "Dilution Offering"); provided that the Percentage Interests of the General Partner and Initial Limited Partners, as in effect prior to the commencement of this Offering, may not be diluted through Dilution Offerings (including this Offering) by more than 20% in the aggregate without the prior written consent of a Majority in Interest of all the Partners. Upon the sale of interests in the Partnership in a Dilution Offering, the Percentage Interests of the Partners will be proportionately diluted. See "Summary of the Partnership Agreement - Dilution Offerings."

     Liability Under Limited Partner Loan. Investors financing a portion of their Unit purchase price with the proceeds of a Limited Partner Loan will be directly obligated to the Bank as provided in the Loan Documents. A default under the Limited Partnership Loan could result in the foreclosure of the Investor's right to receive any Partnership Distributions as well as the loss of other personal assets unrelated to his Partnership Interest. Prospective Investors should review carefully all the provisions contained in the Loan Commitment and the terms of the Limited Partner Note and Loan and Security Agreement with his counsel and financial advisors. Neither the Partnership nor the General Partner endorses or recommends to the prospective Investors the desirability of obtaining financing from the Bank nor does the summary of the Loan Documents provided herein constitute legal advice. A Limited Partner's liability under a Limited Partner Note continues regardless of whether the Limited Partner remains a limited partner in the Partnership. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, the General Partner or their Affiliates. In addition to the suitability requirements discussed below, any prospective Investor applying for a Bank loan to fund a portion of his Unit purchase must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors.

     Long-term Investment. The General Partner anticipates that the Partnership will continue to operate the Mobile Lithotripsy Systems for an indefinite period of time and that the Partnership will not liquidate prior to its intended termination. Accordingly, Investors should consider their investment in the Partnership as a long-term investment of indefinite duration.

     Limited Transferability and Illiquidity of Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement, and the consent of the General Partner is necessary for any transfer. No public market for the Units exists and none is expected to develop. Moreover, the Units generally may not be transferred unless the General Partner is furnished with an opinion of counsel, satisfactory to the General Partner, to the effect that such assignment or transfer may be effected without registration under the Securities Act and any state securities laws applicable to the transfer. The Partnership will be under no obligation to register the Units or otherwise take any action that would enable the assignment or transfer of a Unit to be in compliance with applicable federal and state securities laws. Thus, a Limited Partner may not be able to liquidate an investment in the Partnership in the event of an emergency and the Units may not be readily accepted as collateral for loans. Moreover, a sale of a Unit by a Limited Partner may cause adverse tax consequences to the selling Limited Partner. Accordingly, the purchase of Units must be considered a long-term and illiquid investment.

     Arbitrary Offering Price. The offering price of the Units has been determined by the General Partner based upon valuation of the Partnership conducted by an independent third party based on various assumptions that may or may not occur. A copy of this valuation will be made available on request. The offering price of the Units is not, however, necessarily indicative of their value, if any, and no assurance can be given that the Units, if and when transferable, could be sold for the offering price or for any amount.

     Limitation of General Partner's Liability and Indemnification. The Partnership Agreement provides that the General Partner will not be liable to the Partnership or to any Partner for errors in judgment or other acts or omissions in connection with the Partnership as long as the General Partner, in good faith, determined such course of conduct was in the best interest of the Partnership, and such course of conduct did not constitute willful misconduct or gross negligence. Therefore, the Limited Partners may have a more limited right of action against the General Partner in the event of its misfeasance or malfeasance than they would have absent the limitations in the Partnership Agreement. The Partnership will indemnify the General Partner against losses sustained by the General Partner in connection with the Partnership, unless such losses came as a result of the General Partner's gross negligence or willful misconduct. In the opinion of the SEC, indemnification for liabilities arising out of the Securities Act is contrary to public policy and therefore is unenforceable.

     Insurance. Prime maintains active policies of insurance for the benefit of itself and certain affiliated entities covering employee crime, workers' compensation, business and commercial automobile operations, professional liability, inland marine, business interruption, real property and commercial liability risks. These policies include the Partnership, and the General Partner believes that coverage limits of these policies are within acceptable norms for the extent and nature of the risks covered. The Partnership is responsible for its share of premium costs. There are certain types of losses, however, that are either uninsurable or are not economically insurable. For instance, contractual liability is generally not covered under Prime's policies. Should such losses occur with respect to Partnership operations, or should losses exceed insurance coverage limits, the Partnership could suffer a loss of the capital invested in its Mobile Lithotripsy Systems and any anticipated profits from such investment.

     Optional  Purchase  of  Limited  Partner  Interests.  As  provided  in  the
Partnership Agreement, the General Partner and the Limited Partners have the option to purchase all the interest of a Limited Partner who (i) dies, (ii) becomes insolvent or (iii) acquires a direct or indirect ownership of an interest in a competing venture. The option purchase price is an amount equal to the withdrawing Limited Partner's share of the Partnership's book value, if any, as reflected by the Limited Partner's capital account in the Partnership (unadjusted for any appreciation as reflected in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). The option purchase price is likely to be considerably less than the fair market value of a Limited Partner's interest in the Partnership. Because losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in assets is not reflected in capital accounts, it is the opinion of the General Partner that the option purchase price may be nominal in amount. See the form of the Partnership Agreement attached hereto as Appendix A and "Summary of the Partnership Agreement - Optional Purchase of Limited Partner Interests."

                                 THE PARTNERSHIP

     Texas Lithotripsy Limited Partnership I L.P., a Texas limited partnership (the "Partnership") was organized and created under the Texas Revised Limited Partnership Act (the "Act") on June 5, 1990. The general partner of the Partnership is Lithotripters, Inc., a North Carolina corporation (the "General Partner"), and a wholly owned subsidiary of Prime Medical Services, Inc. ("Prime"). The General Partner currently holds a 20% interest in the Partnership in its capacity as the general partner and the existing limited partners (the "Initial Limited Partners") currently hold the remaining 80% interest in the Partnership as limited partners (including a 26.5% limited partner interest held by the General Partner and a 13% limited partner interest held by Affiliates of the General Partner). In the event that all 20 Units offered hereby are sold, the General Partner will hold approximately a 17% general partner interest in the Partnership, the Initial Limited Partners will hold approximately a 67% limited partner interest in the Partnership and the Investors who purchase the

     Units offered hereby (the "New Limited Partners") will hold an aggregate 16.67% interest in the Partnership. The Percentage Interests of the General Partner and Initial Limited Partners (aggregate) will decrease by approximately 0.166% and 0.664%, respectively, for each Unit sold. The principal address of the Partnership and the General Partner is 2008 Litho Place, Fayetteville, North Carolina 28034. The telephone number of the Partnership and the General Partner is (800) 682-7971.

                              TERMS OF THE OFFERING

The Units and Subscription Price

     Texas Lithotripsy Limited Partnership I L.P., a limited partnership formed under the laws of the State of Texas, hereby offers an aggregate of 20 Units of limited partner interest in the Partnership (the "Units"). Each Unit represents an initial 0.83% economic interest in the Partnership. See "Risk Factors - Other Investment Risks - Dilution of Limited Partners' Interests." Each Investor may purchase not less than one Unit. The General Partner may, however, in its sole discretion, sell less than one Unit as a minimum investment and reject in whole or in part any subscription. The price for each Unit is $12,575 in cash payable at subscription; however, certain qualified Investors may fund a portion of the purchase price through Limited Partner Loans the Partnership has arranged with the Bank. See "Terms of the Offering - Limited Partner Loans." The Proceeds of the Offering will first be used by the Partnership to pay offering costs and expenses, and the remainder of the proceeds will be used to upgrade one of the Partnership's LithostarsTM (estimated at $75,000), to recondition the Partnership's Coach (estimated at $50,000) and to pay for a "loaner" Mobile Lithotripsy System during the time the Partnership's Coach is being reconditioned (estimated at $8,750 loaner per week for a seven week period). See "Sources and Applications of Funds." The proceeds of this Offering cannot be calculated until the number of Units sold has been determined at the Closing. To the extent the proceeds of the Offering are insufficient to fund the costs described above, or such costs exceed the estimated amounts, it is anticipated that Partnership Cash Flow and/or the proceeds of debt financing will fund such costs. There is no assurance, however, that Partnership Cash Flow or debt financing will be available for such purposes. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage."
Acceptance of Subscriptions

     An Investor that pays the full amount of his or her Unit purchase price with a check at subscription and whose subscription is received and accepted by the Partnership, will become a Limited Partner in the Partnership, and his or her subscription funds will be released from escrow to the Partnership. Acceptance by the General Partner of a subscription of an Investor that elects to finance a portion of the Unit purchase price with the proceeds of a Limited Partner Note is conditioned upon the Bank's approval of such loan. If the financing Investor is otherwise acceptable to the Partnership, after receipt of the Bank's approval, the Partnership will inform the Escrow Agent that it has accepted the Investor's subscription and the Escrow Agent will release the Loan Documents to the Bank and the Bank will pay the proceeds from the Limited Partner Loan to the

     Partnership. The Investor will become a Limited Partner in the Partnership at the time the Bank releases the proceeds of his or her Limited Partner Note to the Partnership. Subscriptions may be rejected in whole or in part by the Partnership and need not be accepted in the order received. To the extent the Partnership reduces an Investor's subscription as provided above, the Investor's cash Unit purchase price, or the principal amount of his Limited Partner Note, as the case may be, will be proportionately refunded and reduced. Notice of acceptance of an Investor's subscription to purchase Units and his Percentage Interest in the Partnership will be furnished promptly after acceptance of the Investor's Subscription.

Limited Partner Loans

     The purchase price for the Units is payable in cash with the prospective Investor's personal funds and/or in part with the proceeds of a Limited Partner Loan. Financing under the Limited Partner Loans was arranged by the Partnership with the Bank as provided in the Loan Commitment, attached hereto as Appendix B. If the prospective Investor wishes to finance a portion of the purchase price of his Units as provided herein, he or she must deliver to the Sales Agent upon submission of his Subscription Packet an executed Limited Partner Note payable to the Bank and Note Addendum, the form of which are attached as Exhibit A to the Loan Commitment, a Loan and Security Agreement, the form of which is attached as Exhibit B to the Loan Commitment, a Security Agreement, the form of which is attached as Exhibit C to the Loan Commitment and two UCC-1's, the form of which are attached to the Subscription Packet (collectively, the "Loan Documents"). In no event may the maximum amount borrowed per Unit exceed $10,075. The Limited Partner Note is repayable in twelve (12) predetermined installments in the respective amounts set forth in the Loan Commitment. The installments are payable on each January 15th, April 15th, June 15th and September 15th commencing on April 15, 1999 (assuming the Closing occurs in January 1999), with a thirteenth (13th) and final installment in an amount equal to the principal balance then owed on the Limited Partner Note and all accrued, unpaid interest thereon due and payable on the third anniversary of the first installment date. Interest accrues at the Bank's "Prime Rate," as the same may change from time to time. The Prime Rate refers to that rate of interest established by the Bank and identified as such in literature published and circulated within the Bank's offices. Such term is used as a means of identifying a rate of interest index and not as a representation by the Bank that such rate is necessarily the lowest or most favorable rate of interest offered to borrowers of the Bank generally. A prospective Investor will have no claim or right of action based on such premise. See the form of the Limited Partner Note attached as Exhibit A to the Loan Commitment.

     The Limited Partner Note will be secured by the cash flow distributions payable with respect to the prospective Investor s Partnership Interest as provided in the Loan and Security Agreement and the Security Agreement and as evidenced by the UCC-1s. By executing the Loan and Security Agreement, the prospective Investor requests the Bank to extend the Loan Commitment to him if he is approved for a Limited Partner Loan. The Loan and Security Agreement also authorizes (i) the Bank to pay the proceeds of the Limited Partner Note directly to the Partnership and the Partnership to acknowledge receipt thereof and
(ii) the Partnership to remit funds directly to the Bank out of the prospective Investor's share of any Distributions represented by the prospective Investor's percentage Partnership Interest to fund installment payments due on the prospective Investor's Limited Partner Note. See the form of the Loan and Security Agreement attached as Exhibit B to the Loan Commitment which is attached hereto as Appendix B.

     If the prospective Investor is approved by the Bank and is acceptable to the General Partner, the Escrow Agent will, upon acceptance of the Investor's subscription by the General Partner, release the Loan Documents to the Bank and the Bank will pay the proceeds of the Limited Partner Note to the Partnership to fund a portion of the Investor's Unit purchase. The prospective Investor will have substantial exposure under the Limited Partner Note. Regardless of the results of Partnership operations, a prospective Investor will remain liable to the Bank under his Limited Partner Note according to its terms. The Bank can accelerate the entire principal amount of the Limited Partner Note in the event the Bank in good faith believes the prospect of timely payment or performance by the prospective Investor is impaired or the Bank otherwise in good faith deems itself or its collateral insecure and upon certain other events, including, but not limited to, nonpayment of any installment. The Bank may also request additional collateral in the event it deems the Limited Partner Note insufficiently secured. A Limited Partner's liability under a Limited Partner Note also continues regardless of whether the Limited Partner remains a limited partner in the Partnership. A Limited Partner's liability under a Limited Partner Note is directly with the Bank. As a consequence, such liability cannot be avoided by claims, defenses or set-offs the Limited Partner may have against the Partnership, the General Partner or their Affiliates. In addition to the suitability requirements discussed below, the prospective Investor must be approved by the Bank for purposes of his delivery of the Limited Partner Note. The Bank has established its own criteria for approving the creditworthiness of a prospective Investor and has not established objective minimum suitability standards. Instead, the Bank is empowered to accept or reject prospective Investors. See "Risk Factors - Other Investment Risks - Liability Under Limited Partner Loans."

Subscription Period; Closing

     The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Central time, on January 20, 1999 (the "Closing Date"), unless sooner terminated by the General Partner or unless extended for an additional period up to 180 days. See "Plan of Distribution."

Offering Exemption

     The Units are being offered and will be sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, as amended, and an exemption from state registration provided by the National Securities Markets Improvement Act of 1996. The suitability standards set forth below have been established in order to comply with the terms of these offering exemptions.

Suitability Standards

     In addition to the suitability requirements discussed below, each Investor wishing to obtain a Limited Partner Loan must be approved by the Bank. The Bank has established its own criteria for approving the credit-worthiness of Investors and has not established objective minimum suitability standards. The Bank has sole discretion to accept or reject any Investor.

     An investment in the Partnership involves a high degree of financial risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments and who can afford to lose all of their investment. See "Terms of The Offering - Limited Partner Loans." An Investor should not purchase a Unit if the Investor does not have resources sufficient to bear the loss of the entire amount of the purchase price, including any portion financed. The General Partner anticipates selling Units only to individual investors; however, the General Partner reserves the right to sell Units to entities.

     Because of the risks involved, the General Partner anticipates selling the Units only to Investors residing in Texas who it reasonably believes meet the definition of "accredited investor" as that term is defined in Rule 501 under the Securities Act, but reserves the right to sell up to 35 Investors who are nonaccredited investors. Certain institutions and the following individuals are "accredited investors":

(1) An individual whose net worth (or joint net worth with his or her spouse) exceeds $1,000,000 at the time of subscription;

(2) An individual who has had an individual income in excess of $200,000 in each of the two most recent fiscal years and who reasonably expects an individual income in excess of $200,000 in the current year; or

(3) An individual who has had with his or her spouse a joint income in excess of $300,000 in each of the two most recent fiscal years and who reasonably expects a joint income in excess of $300,000 in the current year.

     Investors must also be at least 21 years old and otherwise duly qualified to acquire and hold partnership interests. The General Partner reserves the right to refuse to sell Units to any person, subject to Federal and applicable state securities laws.

     Each Investor must make an independent judgment, in consultation with his own counsel, accountant, investment advisor or business advisor, as to whether an investment in the Units is advisable. The fact that an Investor meets the Partnership's suitability standards should in no way be taken as an indication that an investment in the Units is advisable for that Investor.

     It is anticipated that suitability standards comparable to those set forth above will be imposed by the Partnership in connection with resales, if any, of the Units. Transferability of Units is severely restricted by the Partnership Agreement and the Subscription Agreement. See "Summary of the Partnership Agreement."

     Investors who wish to subscribe for Units must represent to the Partnership that they meet the foregoing standards by completing and delivering to the Sales Agent a Purchaser Questionnaire in the form included in the Subscription Packet. Each Purchaser Representative, if any, acting on behalf of an Investor in connection with this offering must complete and deliver to the Sales Agent a Purchaser Representative Questionnaire (a copy of which is available upon request to the General Partner).

How to Invest

     Investors who meet the qualifications for investment in the Partnership and who wish to subscribe for Units may do so as follows:

     a. By completing, dating, signing and acknowledging the Subscription Agreement and the Counterpart Signature Page to the Partnership Agreement (the forms of which are included in the Subscription Packet accompanying this Memorandum);

     b. By completing, dating and signing the Purchaser Questionnaire (the form of which is included in the Subscription Packet accompanying this Memorandum);

     c. By having any purchaser representative who has acted on behalf of the Investor in connection with this Offering complete, date and sign the Purchaser Representative Questionnaire (a copy of which is available upon request to the General Partner);

     d. By completing, dating and signing the Purchaser Financial Statement (in the form included in the Subscription Packet), or in lieu thereof, substituting the Investor's own personal executed financial statement, as long as such substitute statement contains the same information as in the form provided, and attaching to the Purchaser Financial Statement or substitute statement, as the case may be, pages one and two of the Investor's most recently filed Form 1040 U.S. Individual Income Tax Return;

     e. If the Investor is financing a portion of the Unit purchase price with a Limited Partner Loan, by completing and signing (on the front and the back), but not dating, a Limited Partner Note and signing the form of Note Addendum attached thereto (the form of which Limited Partner Note (including the Note Addendum) is included in the Subscription Packet and is attached as Exhibit A to the Form of Bank Commitment);

     f. If the Investor is financing a portion of the Unit purchase price with a Limited Partner Loan, by completing and signing, but not dating, the Loan and Security

     Agreement (the form of which is included in the Subscription Packet and is attached as Exhibit B to the Form of Bank Commitment);

     g. If the Investor is financing a portion of the Unit purchase price with a Limited Partner Loan, by completing and signing, but not dating, the Security Agreement (the form of which is included in the Subscription Packet and is attached as Exhibit C to the Form of Bank Commitment);

     h. If the Investor is financing a portion of the Unit purchase price with a Limited Partner Loan, by completing and signing two copies of the UCC-1 (the form of which is included in the Subscription Packet); and

     i. By delivering or mailing all of the foregoing together with a check in the amount of $12,575 per Unit subscribed for, or $2,500 per Unit subscribed for, if the investor is financing a portion of the Unit purchase price through a Limited Partner Loan, payable to "First-Citizens as Escrow Agent for Texas I L.P." to the Sales Agent at 2008 Litho Place, Fayetteville, North Carolina 28304.

     All information provided by Investors, including the information in the Purchaser Questionnaire and the Purchaser Financial Statement, will be kept confidential and not disclosed except to the Partnership, the General Partner, the Bank and their respective counsel and Affiliates and, if required, to governmental and regulatory authorities.

Restrictions on Transfer of Units

     The Units have not been registered under the Securities Act or under any state securities laws and holders of Units have no right to require the registration of such Units or to require the Partnership to disclose publicly information concerning the Partnership. Units can be transferred only in accordance with the provisions of, and upon satisfaction of, the conditions set forth in the Partnership Agreement. Among other things, the Partnership
Agreement provides that no assignment of Units may be made if such assignment could not be effected without registration under the Securities Act or state securities laws. Moreover, the assignment generally must be made to an individual approved by the General Partner who meets the suitability requirements described in this Memorandum.

     Assignors of Units will be required to execute certain documents, in form and substance satisfactory to the General Partner, instructing it to effect the assignment. Assignees of Units may also, in the discretion of the General Partner, be required to pay all costs and expenses of the Partnership with respect to the assignment.

     Any assignment of Units or the right to receive Partnership Distributions in respect of Units will not release the assignor from any liabilities connected with the assigned Units, including liabilities under any Limited Partner Loan. An assignee, whether by sale or otherwise, will acquire only the rights of the assignor in the profits and capital of the Partnership and not the rights of a Limited Partner, unless such assignee becomes a substituted Limited Partner. An assignee may not become a substituted Limited Partner without (i) either the written consent of the assignor and the General Partner, or the consent of a Majority in Interest of the Limited Partners (except the assignor Limited Partner) and the General Partner, (ii) the submission of certain documents and (iii) the payment of expenses incurred by the Partnership in effecting the substitution. An assignee, regardless of whether he becomes a substituted Limited Partner, will be subject to and bound by all the terms and conditions of the Partnership Agreement with respect to the assigned Units. See "Summary of the Partnership Interest - Restrictions on Transfer of Partnership Interests."

                              PLAN OF DISTRIBUTION

     Subscriptions for Units will be solicited by MedTech Investments, Inc., the Sales Agent, which is an Affiliate of the General Partner. The Sales Agent has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to act as exclusive agent for the placement of the Units on a "best efforts" any or all basis. The Sales Agent is not obligated to purchase any Units.

     The Sales Agent is a North Carolina Corporation that was formed on December 23, 1987, and became a member of the National Association of Securities Dealers on March 15, 1988. The Sales Agent will be engaged in other similar offerings on behalf of the General Partner and its Affiliates during the pendency of this offering and in the future. The Sales Agent is a wholly owned subsidiary of Prime, which also owns all the stock of the General Partner. Investors should note the material relationship between the Sales Agent and the General Partner, and are advised that the relationship creates conflicts in the Sales Agent's performance of its due diligence responsibilities under the Federal securities laws.

     As compensation for its services, the Sales Agent will receive a commission equal to $250 for each Unit sold. No other commissions will be paid in connection with this Offering. Subject to the conditions as provided above, the Sales Agent may be reimbursed by the Partnership for its out-of-pocket expenses associated with the sale of the Units in an amount not to exceed $7,500. The Partnership has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act.

     The Partnership will not pay the fees of any purchaser representative, financial advisor, attorney, accountant or other agent retained by an Investor in connection with his or her decision to purchase Units.

     The subscription period will commence on the date hereof and will terminate at 5:00 p.m., Austin, Texas time, on January 20, 1999, (or earlier, in the discretion of the General Partner), unless extended at the discretion of the General Partner for an additional period not to exceed 180 days.

     The Partnership seeks by this Offering to sell a maximum of 20 Units for a maximum of an aggregate of $251,500 in cash ($246,500 net of Sales Agent Commissions). The Partnership has set no minimum number of Units to be sold in this Offering. The subscription funds, and Loan documents, if any, received from each Investor will be held in escrow (which, in the case of cash subscription funds, shall be held in an interest bearing escrow account with the Bank) until either the Investor's subscription is accepted by the Partnership (and approved by the Bank in the case of financed purchases of Units), the Partnership rejects the subscription or the Offering is terminated. Upon the receipt and acceptance of an Investor's subscription, which, if the Investor intends to finance a portion of the Unit purchase price with a Limited Partner Loan, will be conditioned upon the Bank's approval of the Loan, the Investor will be admitted to the Partnership as a Limited Partner. Upon admission as a Limited Partner, the Investor's subscription funds will be released from escrow to the Partnership, and the Loan Documents, if any, will be released to the Bank which will pay the proceeds from the Limited Partner Note to the Partnership. In the event a subscription is not accepted, all subscription funds (without interest), the Loan Documents and other subscription documents held in escrow will be promptly returned to the rejected Investor. The Offering will terminate on January 20, 1999, unless it is sooner terminated by the General Partner, or unless extended for an additional period not to exceed 180 days. See "Terms of the Offering - Subscription Period; Closing."


                               BUSINESS ACTIVITIES

General

     The Partnership was formed to (i) acquire the Mobile Lithotripsy Systems and operate it at various locations primarily in south Texas, (ii) improve the provision of health-care in the Partnership's service area by taking advantage of both the technological innovations inherent in the LithostarTM and the Partnership's quality assurance and outcome analysis programs, and (iii) make cash distributions to its Partners from revenues generated by the operation of the Mobile Lithotripsy Systems. The Partnership owns and operates two Mobile Lithotripsy Systems in the Service Area and has contracted with 8 hospitals and medical centers to provide lithotripsy services for a per procedure fee.

Treatment Methods for Kidney Stone Disease

     Urolithiasis, or kidney stone disease, affects an estimated 600,000 persons per year in the United States. The exact cause of kidney stone formation is unclear, although it has been attributed to diet, climate, metabolism and certain medications. Approximately 75% of all urinary stones pass spontaneously, usually within one to two weeks, and require little or no clinical or surgical intervention. All other kidney stones, however, require some form of medical or surgical treatment. A number of methods are currently used to treat kidney stones. These methods include drug therapy, cystoscopic procedures, endoscopic procedures, laser procedures, open surgery, percutaneous lithotripsy and extracorporeal shock wave lithotripsy. The type of treatment a urologist chooses depends on a number of factors such as the size of the stone, its location in the urinary system and whether the stone is contributing to other urinary complications such as blockage or infection. The extracorporeal shock wave lithotripter, introduced in the United States from West Germany in 1984, has dramatically changed the course of kidney stone disease treatment. The General Partner estimates that currently up to 95% of all kidney stones that require treatment can be treated by lithotripsy. Lithotripsy involves the use of shock waves to disintegrate kidney stones noninvasively.

The LithostarTM

     The LithostarTM was developed as a cooperative venture between Siemens and the Urological Clinic at Johannes Gutenberg University in Mainz, West Germany. As a part of this venture, a Lithostar prototype was installed in March 1986 at the Urological Clinic at the University of Mainz with successful results. On November 18, 1987 the LithostarTM was unanimously recommended for approval by the FDA's advisory panel of experts for urology devices. On September 30, 1988 the LithostarTM received FDA premarket approval for use in the United States for renal lithotripsy. On April 18, 1989, the FDA approved the LithostarTM for mobile lithotripsy. On July 1, 1996, the FDA approved a new higher intensity shock-head system for the LithostarTM which has since been installed in one of the Partnership's LithostarsTM and is scheduled to be installed in the other LithostarTM in 1999. Currently, the General Partner estimates that more than 400 LithostarTM systems are performing lithotripsy procedures in over 20 countries throughout the world. All components of the LithostarTM are manufactured by Siemens, a diversified multinational company.

     The LithostarTM was designed with a view towards substantially improving early lithotripsy technology. See "Proposed Activities - Treatment Methods for Kidney Stone Disease - Extracorporeal Shock-Wave Lithotripsy." Technological improvements incorporated into the LithostarTM include an improved work station, a shock-wave component that has eliminated the need for both water bath treatment and disposable electrodes, and an excellent stone localization and imaging system. Based upon its experience in its affiliated lithotripsy ventures, the General Partner believes that most patients can be treated with the LithostarTM without anesthesia of any kind. The General Partner also believes that LithostarsTM upfitted with the higher intensity shock-head system experience somewhat shorter treatment durations.

     Based upon its experience with over 30 LithostarsTM in other limited partnerships sponsored by the General Partner and its Affiliates, the General Partner has found that the LithostarTM can fragment most kidney stones without anesthesia, cystoscopy or the insertion of ureteral catheters. Because of the General Partner's belief in the superior imaging of the LithostarTM, the General Partner believes that lithotripsy with the LithostarTM provides for treatment of lower ureteral stones, even impacted stones, thereby rendering ureteroscopy practically obsolete as a treatment of first choice.

The Coach and Trailer

     The Partnership's Coach and Trailer, each of which houses a LithostarTM, were acquired by the Partnership in 1991 and early 1998, respectively. The Coach and the Trailer have each been completely upfitted for the LithostarTM and its clinical operations. Service for the Coach and the Trailer is obtained on an as-needed basis. The General Partner estimates that expenditures for maintenance and repair have been incurred at a rate of approximately $15,000 per year per Unit.

Anticipated Partnership Expenditures

     The Partnership's LithostarTM that has not been upgraded with the new high intensity shock head, is scheduled to receive such upgrade in 1999 at an estimated cost of $75,000. The General Partner anticipates that the upgrade process will be brief and will not interfere with the Partnership's normal lithotripsy service. The Partnership's Coach is scheduled to be reconditioned in 1999 at an estimated cost of $50,000. The Partnership's Trailer is scheduled to be reconditioned in 2003 at an estimated cost of $65,000. The reconditioning payments would be paid to AK Associates, an Affiliate of the General Partner engaged in the selling and refurbishment of medical equipment trailers and coaches. See "Compensation and Reimbursement to the General Partner and its Affiliates." Reconditioning typically takes six to eight weeks and consists of removal and reinstallation of the lithotripter, replacement of the interior floors, cabinets and wall coverings, exterior body work, repainting and re-decaling the exterior and service to the expanding wall slide- outs. During the time the Coach and Trailer are being Reconditioned, the Partnership will likely rent a replacement Mobile Lithotripsy System from the General Partner or its Affiliates at an estimated per week rate of $8,750. Any necessary Coach or Trailer maintenance is likely to be performed by an Affiliate of the General Partner at commercially reasonable rates. See "Compensation and Reimbursement to the General Partner and its Affiliates."

Acquisition of Additional Assets

     If in the future the General Partner determines that it is in the best interest of the Partnership to acquire (i) an additional Mobile Lithotripsy
System or (ii) any other assets related to the provision of lithotripsy services, the General Partner may, without the consent of the Limited Partners, establish reserves or borrow funds on behalf of the Partnership to acquire such assets, and may use Partnership assets and revenues to secure and repay such borrowings. Any additional borrowing by the Partnership will serve to increase the risks associated with leverage.

Hospital Contracts

     The Partnership has entered into Hospital Contracts with 8 Contract Hospitals to operate the Mobile Lithotripsy Systems at the Contract Hospitals. Most of the Hospital Contracts have an initial term of one year and automatically renew for successive one-year periods unless the Partnership or the hospital delivers to the other party written notice of its decision not to renew the agreement at least 60 days prior to the anticipated termination date. Four of the Hospital Contracts are also terminable without cause at any time by either party on short notice, generally 90 days or less. The Contract Hospitals are:

AMI Brownsville Medical Center, Brownsville
Citizens Medical Center, Victoria
Doctors Regional Medical Center, Corpus Christi
Knapp Medical Center, Weslaco
McAllen Medical Center, McAllen
Mercy Regional Medical Center, Laredo
Spohn Hospital, Corpus Christi
Valley Baptist Medical Center, Harlingen

     The terms of certain Hospital Contracts prohibit the Partnership from expanding operations into certain areas of south Texas not currently served by the Partnership.

     The Hospital Contracts require each hospital to provide the Mobile Lithotripsy Systems with site pad space, utility hookups, nonphysician medical personnel and billing and accounting services in exchange for the right to collect a fee from each patient who undergoes a Lithotripsy procedure at that hospital. The General Partner is attempting to negotiate similar agreements with additional hospitals or outpatient surgical centers located in south Texas.

     The Partnership or the hospital charges a lithotripsy technology fee to each patient treated with a LithostarTM which is separate and apart from any professional fee charged by the physician who performs the lithotripsy procedure. The technology fee received from privately insured patients averages approximately $3,500 while the fee received from government program patients is significantly less. There is no assurance that these fee levels can be maintained as the lithotripsy fees charged by the Partnership or hospitals are largely dependent upon the amount of reimbursement private health care insurers will allow for this procedure. In addition, most of the Hospital Contracts provide that the fee charged to public program payors by the Partnership for use of the lithotripter must at all times be equal to or less than the lowest amount the Partnership charges any privately insured patient. See "Risk Factors - Dependence on Insurance Reimbursement."

Management

     The Partnership has entered into a management agreement (the "Management Agreement") with the General Partner whereby the General Partner is obligated to supervise and coordinate the management and administration of the operation of the Mobile Lithotripsy Systems on behalf of the Partnership in exchange for a monthly management fee equal to the greater of 7.5% of Partnership Cash Flow per month or $8,000 per month. See "Compensation and Reimbursement to the General Partner and its Affiliates." The General Partner's services under the Management Agreement include training physicians in the proper use of the LithostarsTM, monitoring technological developments in renal lithotripsy and advising the Partnership of these developments, arranging education programs for qualified physicians who use the LithostarsTM and providing advertising, billing, accounts collection, equipment maintenance, medical supply inventory and other incidental services necessary for the efficient operation of the Mobile Lithotripsy Systems. Costs incurred by the General Partner in performing its duties under the Management Agreement are the responsibility of the Partnership. The General Partner's engagement under the Management Agreement is as an independent contractor and neither the Partnership nor its Limited Partners have any authority or control over the method or manner in which the General Partner performs its duties under the Management Agreement. The Management Agreement is in the first 5-year renewal term and will be up for a second renewal for an additional five-year term in 2001. Thereafter, it will be automatically renewed for an additional term unless terminated by the Partnership or the General Partner.

Employees

     The Partnership employs as full time employees a total of two registered technicians, two registered nurses and one driver.


                               THE GENERAL PARTNER

     General. The General Partner of the Partnership is Lithotripters, Inc., a North Carolina corporation formed in November 1987 for the purpose of sponsoring medical service limited partnerships. The General Partner was founded by William
R. Jordan, M.D. and became a wholly owned subsidiary of Prime in 1996. See "Conflicts of Interest" and "Prior Activities." The principal executive office of the General Partner is located at 2008 Litho Place, Fayetteville, North Carolina 28304, and its telephone number is (800) 682-7971.

     Management. The following table sets forth the names and respective positions of the individuals serving as executive officers and directors of the General Partner, many of whom were shareholders of the General Partner prior to its acquisition by Prime and/or are current shareholders and/or management personnel of Prime.

            Name                               Office

     Joseph Jenkins, M.D.               President, Chief Executive Officer
                                                   and Director
     Kenneth S. Shifrin                 Director
     W. Alan Terry                               Chief Financial Officer
     Cheryl Williams                    Vice President and Director
     Philip J. Gallina                  Secretary and Treasurer

     Supervision of the day-to-day management and administration of the Partnership is the responsibility of the General Partner. The General Partner itself is managed by a three-member Board of Directors composed of Dr. Jenkins, Mr. Shifrin and Ms. Williams. The General Partner is a wholly-owned subsidiary of Prime.

     Descriptions of the background of the executive officers and directors of the General Partner appear below.

     Joseph Jenkins, M.D. has been President of Prime since April 1996. From May 1990 until December 1991, Dr. Jenkins was a Vice President of the General Partner and previously practiced urology in Washington, North Carolina. Dr. Jenkins has been President of the General Partner since 1992 and was recently elected to is Board of Directors. Dr. Jenkins is a board certified urologist and is a founding member, past-president and currently a Director of the American Lithotripsy Society.

     Kenneth S. Shifrin has been Chairman of the Board and a Director of Prime since October 1989 and was recently elected a Director of the General Partner following Prime's acquisition of all of the General Partner's stock. Mr. Shifrin also has served in various capacities with American Physicians Service Group, Inc. ("APS") since February 1985, and is currently Chairman of the Board and Chief Executive Officer of APS.

     W. Alan Terry has been Chief Financial Officer of the General Partner since 1991. In August, 1986, Mr. Terry joined The May Department Stores Company at their corporate headquarters in St. Louis, where he held several financial management positions until October, 1987, when he was transferred to one of May's largest divisions, Caldor, Inc., as Vice President of Finance. He remained in that capacity until June, 1990, when he became Chief Operating Officer for the General Partner and served in that capacity until April 1996.

     Cheryl Williams is a Director and Vice President of the General Partner. Ms. Williams has been Chief Financial Officer, Vice President-Finance and Secretary of Prime since October 1989. Ms. Williams was Controller of Fairchild Aircraft Corporation from August 1988 to October 1989. From 1985 to 1988, Ms. Williams served as the Chief Financial Officer of APS Systems, Inc.

     Philip J. Gallina recently became the Secretary and Treasurer of the General Partner, having previously served as a Vice President since 1989. Mr. Gallina is a Certified Public Accountant licensed in the state of Pennsylvania. From 1980 through February 1989, Mr. Gallina served as Plant Controller for the Westinghouse Motor Control and Enclosed Control Product Lines. Mr. Gallina is also a Director, the Vice President, the Treasurer and the Secretary of MedTech Investments, Inc., the Sales Agent.

                      COMPENSATION AND REIMBURSEMENT TO THE
                       GENERAL PARTNER AND ITS AFFILIATES

     The following summary describes the types and, where determinable, the estimated amounts of reimbursements, compensation and other benefits the General Partner and its Affiliates will receive in connection with the continued operation and management of the Partnership and the Mobile Lithotripsy Systems. None of such fees, compensation and other benefits has been determined at arm's length. Except for the items set forth below, the General Partner does not expect to receive any distribution, fee, compensation or other remuneration from the Partnership. See "Business Activities - Management and Administration" and "Plan of Distribution."

     1. Management Fee. Pursuant to the Management Agreement, the General Partner has contracted with the Partnership to supervise the management and administration of the day-to-day operations of the Partnership's lithotripsy business for a monthly fee equal to the greater of $8,000 or 7.5% of Partnership Cash Flow per month. All costs incurred by the General Partner in performing its duties under the Management Agreement are the responsibility of, and are paid directly or reimbursed by, the Partnership. The General Partner is the management agent for various affiliated lithotripsy ventures. As a consequence, many of the General Partner's employees provide various management and administrative services for numerous ventures, including the Partnership. In order to properly allocate the costs of the General Partner's employees and other overhead expenses among the entities for which they provide services, such costs will be divided among all the ventures based upon the relative number of patients treated by each. The General Partner believes that the sharing of personnel and overhead costs among various entities results in significant costs savings for the Partnership. The management fee for any given month is payable on or before the 30th day of the next succeeding month. The Management Agreement is in its first five-year renewal term which expires in 2001. The Management Agreement will be automatically renewed for up to two additional successive five-year terms unless it is earlier terminated by the Partnership or the General Partner. The General Partner is reimbursed by the Partnership for all of its out-of- pocket costs associated with the operation of the Partnership and the Mobile Lithotripsy Systems, and the Partnership will pay or reimburse to the General Partner all expenses related to this Offering. No other fees or compensation will be payable to the General Partner or its Affiliates for managing the Partnership other than the management fee payable to the General Partner as provided in the Management Agreement. The Partnership may, however, contract with the General Partner or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided.

     2. Partnership Distributions. In its capacity as general partner of the Partnership, the General Partner is entitled its distributable share (20%, before dilution) of Partnership Cash Flow, Partnership Sales Proceeds and Partnership Refinancing Proceeds as provided by the Partnership Agreement. The General Partner also owns a 26.5% (before dilution) limited partner interest in the Partnership, and Affiliates of the General Partner own an aggregate 13% limited partner interest in the Partnership. Both groups are entitled to Distributions on account of such interest. See "Summary of the Partnership Agreement - Profits, Losses and Distributions" and the Partnership Agreement attached as Appendix B.

     3. Sales Commissions. The Sales Agent, a wholly-owned subsidiary of Prime, has entered into a Sales Agency Agreement with the Partnership pursuant to which the Sales Agent has agreed to sell the Units on a "best efforts" any or all basis. As compensation for its services, the Sales Agent will receive a commission equal to $250 for each Unit sold (up to an aggregate of $5,000). If the offering is successful, the Sales Agent will also be reimbursed by the Partnership for its out-of-pocket expenses associated with its sale of the Units in an amount not to exceed $7,500. See "Plan of Distribution" and "Conflicts of Interest."

     4. Reconditioning of Coach and Trailer. It is anticipated that the General Partner will cause the Partnership to contract with AK Associates, an Affiliate of the General Partner, to recondition the Partnership's Coach and Trailer in 1999 and 2003, respectively, at an estimated cost of $50,000 and $65,000, respectively. In addition, it is anticipated that the General Partner will cause the Partnership to contract with the General Partner or its affiliates to rent "loaner" Mobile Lithotripsy Systems during the time the Coach and Trailer are being reconditioned at an estimated per week price of $8,750 per unit. Reconditioning is expected to take six to eight weeks. Accordingly, it is anticipated that the Partnership will pay an aggregate of $122,500 to the General Partner and its Affiliates for loaner units over the next four years. The Partnership may require additional loaner units or rental time in the event any of the Partnership's Mobile Lithotripsy Systems experience substantial down time for other maintenance or repairs. See "Business Activities - Anticipated Partnership Expenditures."

     5. Loans. The General Partner or its Affiliates will also receive interest on loans, if any, made by them to the Partnership. See "Conflicts of Interest." Neither the General Partner nor any of its Affiliates are, however, obligated to make loans to the Partnership. While the General Partner does not anticipate that it would cause the Partnership to incur indebtedness unless cash generated from Partnership operations were at the time expected to enable repayment of such loan in accordance with its terms, lower than anticipated revenues and/or greater than anticipated expenses could result in the Partnership's failure to make payments of principal or interest when due under such a loan and the Partnership's equity being reduced or eliminated. In such event, the Limited Partners could lose their entire investment.

                              CONFLICTS OF INTEREST

     The operation of the Partnership involves numerous conflicts of interest between the Partnership and the General Partner and its Affiliates. Because the Partnership is operated by the General Partner, such conflicts are not resolved through arm's length negotiations, but through the exercise of the judgment of the General Partner consistent with its fiduciary responsibility to the Limited Partners and the Partnership's investment objectives and policies. The General Partner, its Affiliates and employees of the General Partner will in good faith continue to attempt to resolve potential conflicts of interest with the Partnership, and the General Partner will act in a manner that it believes to be in or not opposed to the best interests of the Partnership.

     The General Partner and its Affiliates will receive management fees and broker-dealer sales commissions in connection with the business operations of the Partnership and the sale of the Units that will be paid regardless of whether any sums hereinafter are distributed to Limited Partners. None of such fees, compensation and benefits has been determined by arm's length negotiations. In addition, the Partnership may contract with the General Partner or its Affiliates to render other services or provide materials to the Partnership provided that the compensation is at the then prevailing rate for the type of services and/or materials provided. It is anticipated that the General Partner and/or its Affiliates will receive fees for reconditioning the Partnership's Coach and Trailer and rental payments in connection with the provision of loaner Mobile Lithotripsy Systems during the time the Coach and Trailer are being reconditioned. The General Partner will also receive interest on loans, if any, it makes to the Partnership. See "Compensation and Reimbursement to the General Partner and its Affiliates."

     The General Partner and its Affiliates will devote as much of their time to the business of the Partnership as in their judgment is reasonably required. Principals of the General Partner may have conflicts of interest in allocating management time, services and functions among their various existing and future business activities in which they are or may become involved. See "Competition" and "Prior Activities." The General Partner believes it and its Affiliates, together, have sufficient resources to be capable of fully discharging the General Partner's and its Affiliates' responsibilities to the Partnership. The General Partner and its Affiliates may engage for their own account, or for the account of others, in other business ventures, related to medical services or otherwise, and neither the Partnership nor the holders of any of the Units shall be entitled to any interest therein. The General Partner, its Affiliates (including affiliated limited partnerships) and employees of the General Partner engage in medical service activities for their own accounts. See "Prior Activities." The General Partner may serve as a general partner of other limited partnerships that are similar to the Partnership and does not intend to devote its entire financial, personnel and other resources to the Partnership. Except as provided by law, none of such entities or their respective Affiliates is prohibited from engaging in any business or arrangement that may be in competition with the Partnership. Several Affiliates of the General Partner currently operate separate lithotripsy services businesses in Texas. The General Partner is planning other limited partnership offerings that would operate lithotripsy businesses in other states. See "Competition."

     The Sales Agent is MedTech Investments, Inc., which is an Affiliate of the General Partner. Because of the Sales Agent's affiliation with the General Partner, there are conflicts in the Sales Agent's performance of its due diligence responsibilities under the federal securities laws. See "Plan of Distribution."

     The interests of the Limited Partners have not been separately represented by independent counsel in the formulation of the transactions described herein. The attorneys and accountants who have performed and will perform services for the Partnership were retained by the General Partner, and have in the past performed and are expected in the future to perform similar services for the General Partner, and Prime.

                 FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

     The General Partner is accountable to the Partnership as a fiduciary and consequently must exercise good faith in handling Partnership affairs. This is a rapidly developing and changing area of the law and Limited Partners who have questions concerning the duties of the General Partner should consult with their counsel. Under the Partnership Agreement, the General Partner and its Affiliates have no liability to the Partnership or to any Partner for any loss suffered by the Partner ship that arises out of any action or inaction of the General
Partner or its Affiliates if the General Partner or its Affiliates, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute gross negligence or willful misconduct of the General Partner or its Affiliates. Accordingly, Limited Partners have a more limited right of action than they otherwise would absent the limitations set forth in the Partnership Agreement. The General Partner and its Affiliates will be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of gross negligence or willful misconduct on the part of the General Partner or its Affiliates. Insofar as indemnification for liabilities under the Securities Act may be permitted to persons controlling the Partnership pursuant to the foregoing provisions, the Partnership has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

                                   COMPETITION

     Many competing fixed-site and mobile extracorporeal shock-wave lithotripters are currently operating in and around the Service Area. The competing lithotripsy service providers generally have existing contracts with hospitals, or are operated by hospitals themselves. The following discussion identifies the existing competitors in the Service Area, to the best knowledge of the General Partner.

Affiliated Competition

     The Partnership faces competition from lithotripters placed in service in Texas, and, to a lesser extent, from lithotripters located in adjacent states, including lithotripters owned by other partnerships affiliated with the General Partner. The General Partner has organized the following limited partnerships in
Texas: (i) Texas Lithotripsy Limited Partnership II L.P. ("Texas II"), which operates primarily in the Fort Worth area; (ii) Texas Lithotripsy Limited Partnership III L.P., which operates in the San Antonio area; (iii) Texas Lithotripsy Limited Partnership IV, L.P. ("Texas IV"), which operates primarily in the Dallas area; (iv) Texas Lithotripsy Limited Partnership V, L.P., which operates primarily in northwestern Texas; and (iv) Texas Lithotripsy Limited Partnership VI L.P., which operates primarily in the Austin and Round Rock areas. The General Partner has also organized Fayetteville Lithotripters Limited Partnership-Louisiana I, which operates throughout Louisiana and in Beaumont, Texas, and Fayetteville Lithotripters Limited Partnership-Arkansas I, which operates throughout Arkansas and northeast Texas. Another Affiliate of the Partnership, Texas ESWL/Laser Lithotripter, Ltd. ("ESWL") provides mobile lithotripsy services in certain areas of Texas. Texas II, Texas IV and ESWL will merge as of January 1, 1999, and the surviving entity will attempt to expand operations outside the service areas currently served by the constituent partnerships. Although the General Partner anticipates that the Partnership will continue to operate primarily in the Service Area, the actual itinerary for the Mobile Lithotripsy System is expected to be influenced by the number of patients in particular areas and pad site arrangements with various hospitals and outpatient surgical centers. See "Business Activities - Operation of the LithostarTM Mobile System."
Other Competition

     Several hospitals and other facilities in the Service Area have access to lithotripters which are in direct competition with the Partnership. In McAllen, McAllen Regional Medical Center operates a fixed-base Dornier unit. In Edinburgh, Bruce Enterprises provides a transportable lithotripter (brand unknown) at Edinburgh Hospital. In Alice, Alice Physicians and Surgeons Hospital operates a Medstone unit. Other hospitals, ambulatory surgery centers or other facilities may offer extracorporeal shock-wave lithotripsy services of which the General Partner is not aware.

     The terms of certain Hospital Contracts prohibit the Partnership from expanding operations into certain areas of south Texas not currently served by the Partnership.

     Other hospitals in the Service Area served by the Partnership may operate lithotripters which are not extracorporeal shock-wave lithotripters but rather use lasers or are electrohydraulic lithotripters. The General Partner believes both these machines are qualitatively inferior to the Partnership's LithostarsTM because the machines are limited to treatment of stones in the ureter and because anesthesia is required prior to treatment. The LithostarTM can be used on stones in locations other than the ureter and no anesthesia is required generally. See "Proposed Activities - Treatment Methods for Kidney Stone Disease."

     The General Partner is generally unfamiliar with the cost of the lithotripsy procedures offered by the Partnership's competitors. The General Partner believes the Partnership has a competitive advantage over many competitors because the LithostarTM is technologically superior to many other lithotripters. This competitive advantage is further enhanced by Litho's expertise in training physicians in the low-intensity lithotripsy technique. See "Proposed Activities - Description of the LithostarTM."

     No assurances can be given that new competing lithotripsy clinics will not open in the future or that innovations in lithotripters or other treatments of kidney stone disease will not make the LithostarTM competitively obsolete. See "Risk Factors-Operating Risks - Technological Obsolescence." In addition, the General Partner and its Affiliates are not restricted from engaging in lithotripsy ventures unassociated with the Partnership which may compete with the Partnership.

     Siemens is under no obligation to the General Partner or the Partnership to refrain from selling LithostarTM systems to urologists, hospitals or other persons for use in Texas or elsewhere. In addition, several medical equipment manufacturers are expected to offer lower-priced lithotripters for sale, which could dramatically increase the number of lithotripters in the United States, increase competition for lithotripsy procedures and create downward pressure on the prices the Partnership can charge for its services. Lithotripters can be obtained from manufacturers other than Siemens. The General Partner is familiar with many of the lithotripters offered by other manufacturers and believes that while some may be offered for a lower purchase price than the LithostarTM, their higher operating costs, particularly with respect to electrode replacement costs not present with the LithostarTM, make them more expensive than the LithostarTM in the long run. Potential competitors also have access to newer and less expensive lithotripters, including transportable models which are capable of more efficiently serving multiple sites. Many potential competitors of the Partnership, including hospitals and medical centers, have financial resources, staffs and facilities substantially greater than those of the Partnership and of the General Partner.

                                   REGULATION

Federal Regulation

     The Partnership is subject to regulation at the federal, state and local level. An adverse review or determination by certain regulatory organizations (federal, state or private) may result in improvement, loss of reimbursement, fines or exclusion from participation in Medicare or Medicaid. Therefore, adverse reviews of the Partnership operations at any of the various regulatory levels may adversely affect the operations and profitability of the Partnership.

     Reimbursement. The Partnership is subject to federal government oversight because the Partnership will seek reimbursement for its services to patients who are beneficiaries of the Medicare and Medicaid programs. Medicare reimbursement policies are statutorily created and are regulated by the federal government. Currently, the Medicare program pays for renal lithotripsy services under Part A (inpatient hospital service) and Part B (outpatient and physician services) benefits to the beneficiary.

     Medicare has adopted a prospective payment, diagnostic-related grouping ("DRG") based reimbursement system for Part A inpatient hospital services. A DRG has been established for extracorporeal shock wave lithotripsy services for renal kidney stones. The value of the DRG, and thus the amount of reimbursement payable for the nonprofessional service (nonphysician) component of the lithotripsy service, is adjusted for various factors including, among others, whether the facility is located in an urban area, local labor cost indices and case-mix for the particular hospital or other facility at which the service is provided. All of these factors are subject to periodic recalculation and change depending upon events outside the control of the Partnership. The General Partner believes that the Partnership's lithotripsy procedures are not subject to the current DRG program because the DRG program applies only to inpatient procedures, and lithotripsy procedures can be performed on an outpatient basis for most patients.

     The Balanced Budget Act of 1997 required HCFA to establish a prospective payment system for outpatient procedures. HCFA issued proposed regulations on September 8, 1998. HCFA proposes a base rate of $2,612 for outpatient lithotripsy procedures, which includes anesthesia and sedation, equipment and supplies necessary for the procedure, but does not include the treating physician's professional fee. The base rate is subject to adjustment in a fashion similar to the adjustments for inpatient reimbursement discussed in the preceding paragraph. The proposed regulations state HCFA plans to implement the outpatient prospective payment system sometime after January 1, 2000 (although the Balanced Budget Act contemplated implementation by January 1, 1999). The General Partner believes that implementation of the proposed base rate for lithotripsy procedures will have an adverse effect on the Partnership's revenues.

     The General Partner may make the Mobile Lithotripsy System available at ambulatory surgery centers. Proposed HCFA rules issued on June 12, 1998 setting the ambulatory surgery center rate for various procedures include lithotripsy among those procedures approved for Medicare reimbursement. While the proposed rules had a target effective date of October 1, 1998, the effective date has been postponed indefinitely for reasons unrelated to lithotripsy coverage. However, the proposed rules' commentary discusses the history of attempts by HCFA several years ago to authorize Medicare reimbursement for lithotripsy at ambulatory surgery centers. These attempts (in 1990 and 1991) were enjoined by federal courts in litigation initiated by the American Lithotripsy Society, which challenged the reimbursement rates proposed by HCFA ($812 in 1990 and $1,150 in 1991). The proposal for reimbursement contained in the June 1998 proposed rules assigns a Medicare reimbursement rate of $2,107 for lithotripsy if the procedure is performed at an ambulatory surgery center. Whether these proposed rules will become effective to authorize Medicare reimbursement at ambulatory surgery centers and, if they do become effective, whether the proposed reimbursement rate will remain unchanged, is unknown to the General Partner.

     HCFA's rates under the proposed outpatient prospective payment system and ambulatory surgery center reimbursement are lower than the General Partner's typical charge for the procedure. Medicare reimbursement is not be expected to constitute more than one-third of the Partnership's revenues. However, the Medicare program has become an industry leader in setting reimbursement standards which influence private insurance programs. Therefore, implementation of the proposed outpatient prospective payment system or ambulatory surgery center reimbursement may negatively affect reimbursement by private insurance programs, which could have a material adverse effect on Partnership revenues.

     The physician service (Part B) Medicare reimbursement for renal lithotripsy is determined using Resource Based-Relative Value Scales ("RB-RVS"). The system includes

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

     limitations on future physician reimbursement increases tied to annual expenditure targets legislated annually by Congress or set based upon recommendation of the Secretary of the U.S. Department of Health and Human Services. Medicare has in the past, with regard to other Part B services such as cataract implant surgery, imposed significant reductions in reimbursement based upon changes in technology. HCFA has produced a lengthy report which concludes that professional fees for lithotripsy are overvalued. Thus, future decreases in reimbursement are probable.

     The Medicaid program in Texas is jointly sponsored by the federal and state governments to reimburse service providers for medical services provided to Medicaid recipients, who are primarily the indigent. The Texas Medicaid program currently provides reimbursement for lithotripsy services. The federal Personal Responsibility and Work Opportunity Reconciliation Act of 1996 requires state health plans, such as the Texas Medicaid program, to limit Medicaid coverage for certain otherwise eligible persons. The General Partner does not believe this legislation significantly impacts the Partnership's revenues. In addition, federal regulations permit state health plans to limit the provision of services based upon such criteria as medical necessity or other criteria identified in utilization or medical review procedures. The General Partner does not know whether the Texas Medicaid program has taken or will take such steps.

     Self-Referral Restrictions. Health care entities which seek reimbursement for services covered by Medicare or Medicaid are subject to federal regulation restricting referrals by certain physicians. Congress has passed legislation prohibiting physician self-referral of patients for "designated health services", which include inpatient and outpatient hospital services (42 U.S.C.
Section 1395nn)("Stark II"). Lithotripsy services were not specifically identified as a designated health service by this legislation, but the prohibition includes any service which is provided to an individual who is registered as an inpatient or outpatient of a hospital under proposed regulations discussed below. Lithotripsy services provided by the Partnership to Medicare and Medicaid patients are billed by the contracting hospital in its name and under its Medicare and Medicaid program provider numbers. Accordingly, these lithotripsy services would likely be considered inpatient or outpatient services under Stark II.

     Following the passage of the Stark II legislation effective January 1, 1995, the General Partner determined that the statute did not apply to the Partnership's lithotripsy services. Stark II applies only to ownership interests in the entity that "furnishes" the designated health care service. The physician-investors and the Partnership will not have an ownership interest in any provider hospitals which offer the lithotripsy services to the patients on an inpatient or outpatient basis. See 42 U.S.C.Section 1395nn(a)(1)(A). Thus, by referring a patient to a hospital offering the service, the physician-investors will not be making a referral to an entity in which they maintain an ownership interest for purposes of the application of Stark II.

     This interpretation adopted by the General Partner was consistent with the informal view of the General Counsel' Office of the U.S. Department of Health and Human Services. Based upon this reasonable interpretation of Stark II, by referring a patient to a hospital furnishing the outpatient lithotripsy services "under arrangements" with the Partnership, a physician investor in the

Partnership is not making a referral to an entity (the hospital) in which he or she has a financial relationship.

     On January 9, 1998, the Health Care Financing Administration ("HCFA"), the federal agency responsible for administering the Medicare program, published proposed regulations interpreting the Stark II statute (the "Proposed Stark II Regulations"). The Proposed Stark II Regulations and HCFA's accompanying commentary apply the physician referral prohibitions of Stark II to the Partnership's typical practice of contracting "under arrangements" with hospitals for treatment and billing of Medicare and Medicaid patients. Under the Proposed Stark II Regulations, physician Limited Partner referrals of Medicare and Medicaid patients to contracting hospitals would be prohibited because the Partnership is regarded as an entity that "furnishes" inpatient and outpatient hospital services. HCFA, however, acknowledges in its commentary to the Proposed Stark II Regulations that physician overutilization of lithotripsy is unlikely and specifically solicits comments on whether there should be a regulatory exception for lithotripsy. HCFA has received a substantial volume of comments in support of a regulatory exception for lithotripsy. HCFA representatives have informally acknowledged to representatives of the General Partner that some form of regulatory relief for lithotripsy may be forthcoming; however, no assurances can be made that such will be the case.

     At the present time the Stark II regulations are only proposed, and HCFA has solicited public comments on them. The General Partner cannot predict when final regulations will be issued or the substance of the final regulations, but the interpretive provisions of the Proposed Stark I Regulations may be viewed as HCFA's interim position until final regulations are issued.

     If the Proposed Stark II Regulations become final in their present form (or if, in the meantime, a reviewing court adopts their positions as the proper interpretation of the Stark II statute), then the Partnership may be given the opportunity to bring its operations into compliance.

     HCFA's adoption of the current Proposed Stark II Regulations as final or a reviewing court' interpretation of the Stark II statute in reliance on the Proposed Stark II Regulations and in a manner adverse to the Partnership operations would mean that the Partnership and its physician Limited Partners are in violation of Stark II. The General Partner does not believe either of the above instances will occur; however, no assurances can be made. In either instance, however, the Partnership and/or the physician Limited Partners may not be permitted the opportunity to restructure operations and thereby avoid an obligation to refund any amounts collected from Medicare and Medicaid patients in violation of the statute. Further, under these circumstances the Partnership and physician Limited Partners may be assessed with substantial civil monetary penalties and/or exclusion from providing services reimbursed by Medicare and Medicaid.

     The General Partner will continue to work through the American Lithotripsy Association to encourage the adoption of legislation supportive of urologists' ability to lawfully maintain ownership interests in ventures that provide lithotripsy services to all of their patients. Additionally, the General Partner will continue to carefully review the Proposed Stark II Regulations and accompanying HCFA commentary, and explore other alternative plans of operations that would allow the Partnership to operate in compliance with Stark II and its final regulations.

     Fraud and Abuse. The provisions of the federal Social Security Act addressing illegal remuneration (the "Anti-Kickback Statute") prohibit providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare, Medicaid or CHAMPUS covered service or ordering, arranging for or recommending any such covered service. Violations of the Anti-Kickback Statute may be punished by a fine of up to $25,000 or imprisonment for up to five (5) years, or both. In addition, violations may be punished by substantial civil penalties and/or exclusion from the Medicare and Medicaid programs. Regarding exclusion, the Office of Inspector General ("OIG") of the Department of Health and Human Services may exclude a provider from participation in the Medicare program for a 5-year period upon a finding that the Anti-Kickback Statute has been violated. After OIG establishes a factual basis for excluding a provider from the program, the burden of proof shifts to the provider to prove the Anti-Kickback Statute has not been violated.\

     The Limited Partners are to receive cash Distributions from the Partnership. Since it is anticipated that some of the Limited Partners will be physicians or other entities in a position to refer and perform lithotripsy services using Partnership equipment and personnel, such Distributions could come under scrutiny under the Anti-Kickback Statute. The Third Circuit United States Court of Appeals has held that the Anti-Kickback Statute is violated if one purpose (as opposed to the primary or sole purpose) of a payment to a provider is to induce referrals. U.S. v. Greber, 760 F.2d 68 (1985). The Greber case was followed by the United States Court of Appeals for the Ninth Circuit, United States v. Kats, 871 F.2d 105 (9th Cir. 1989), and cited favorably by the First Circuit in United States v. Bay State Ambulance and Hospital Rental Service, Inc., 874 F.2d 20 (1st Cir. 1989). Since none of these cases involved a lithotripsy syndication or joint venture such as the Partnership, it is not clear how a court would apply these holdings to the facts related to this Offering.

     The OIG has indicated that it is giving increased scrutiny to healthcare joint ventures involving physicians and other referral sources. In May 1989, it published a Special Fraud Alert that outlined questionable features of "suspect" joint ventures, including some features which may be common to the Partnership. While OIG Special Fraud Alerts do not constitute law, they are informative because they reflect the general views of the OIG as a healthcare fraud and abuse investigator and enforcer.

     The OIG has published regulations which protect certain transactions from scrutiny under the Anti-Kickback Statute (the "Safe Harbor" regulations). A Safe Harbor, if complied with fully, will exempt such activity from prosecution under the Anti-Kickback Statute. However, the preamble to the Safe Harbor regulations states that the failure of a particular business arrangement to comply with the regulations does not determine whether or not the arrangement violates the Anti-Kickback Statute because the regulations do not themselves make any particular conduct illegal.

     Any conduct that could be construed to be illegal after the promulgation of the Safe Harbor regulations would have been illegal prior to the publication of the regulations.

     Prospective Limited Partners should note that the anticipated ownership and operations of the Partnership may not fully comply with any Safe Harbor; however, the preamble to the Safe Harbor regulations makes clear that the failure to comply with a Safe Harbor does not mean the arrangement violates the Anti-Kickback Statute. Although a separate Safe Harbor was not adopted, HCFA noted in its commentary to the Safe Harbor regulations that additional protection may be merited for situations where a physician sees a patient in his or her own office, makes a referral to an entity in which he or she has an ownership interest and performs the service for which the referral is made. In such cases, Medicare makes a payment to the facility for the service it furnishes, which may result in a profit distribution to the physician. HCFA noted that, with respect to the physician' professional fee, such a referral is simply a referral to oneself, and that in such situations, both the professional service fee and the profit distribution from the associated facility fee that are generated from the referral may warrant protection. HCFA stated that its primary concern regarding the above referral situation was the investing physician' ability to profit from any diagnostic testing that is generated from the services he or she performs. The potential for overutilization posed by referrals for diagnostic services is not present to the same degree with therapeutic services such as lithotripsy where the necessity for the treatment can be objectively determined; i.e., a renal stone can be definitely determined before treatment.

     The applicability of the Anti-Kickback Statute to physician investments in health care businesses to which they refer patients and which do not qualify for a Safe Harbor is unclear. In the only case in which the OIG has attempted to exercise the civil exclusion remedy in the context of a physician-owned joint venture, The Hanlester Network, et al. v. Shalala, the Ninth Circuit for the United States Court of Appeals (the "Court") held that the Anti-Kickback Statute is violated when a person or entity (a) knows that the statute prohibits offering or paying remuneration to induce referrals and (b) engages in prohibited conduct with the specific intent to violate the law. Although the Court upheld a lower court ruling that the joint venture in question violated the Anti-Kickback Statute vicariously through the knowing and willful actions of one of its agents, who was acting outside the parameters of the joint venture' offering documents, the Court concluded there was not sufficient evidence indicating that a return on investment to physicians or other investors in the joint venture could on its own constitute an "offer or payment" of remuneration to make referrals. The Court also stated that since profit distributions in Hanlester were made based on each investor' ownership share and not on the volume of referrals, the fact that large referrals by investors would result in potentially high investment returns did not, standing alone, cause a violation of the Anti- Kickback Statute.

     The Health Insurance Portability and Accountability Act of 1996 directed the OIG to respond to requests for advisory opinions regarding the effect of the fraud and abuse statute on proposed business transactions. The General Partner has not requested the OIG to review this Offering and, to the best knowledge of the General Partner, the OIG has not been asked by anyone to review offerings of this type. Thus, federal regulatory authorities could take the position that this

     Offering is a means to illegally influence the referral patterns of the prospective physician Limited Partners. Because there is no legal precedent interpreting circumstances identical to these facts, it is not possible to predict how this issue may be resolved if litigated.

     Whenever an offering of ownership interests is made available to persons with the potential to refer patients for services, there is a possibility that the OIG, HCFA or other government officials may question whether the ownership interests are being provided in return for or to induce referrals by the new owners. Remuneration, which government officials have said can include the provision of an opportunity to invest in a facility to which a person refers patients for services, under such facts may be challenged by the government as constituting a violation of the Anti-Kickback Statute. Whether the offering of ownership interests to investors who may refer patients to the Partnership might constitute a violation of this law must be determined in each case based upon the specific facts involved. The various mechanisms in place to avoid providing a financial benefit to prospective Limited Partners for any referrals of patients (including the requirement that all distributions of earnings to Limited Partners be made in proportion to their investment interest), the fact lithotripsy is a therapeutic treatment the need of which can be objectively determined, and the existence in the General Partner' view of valid business reasons to engage in this transaction, form the basis in part of the General Partner' belief that this Offering is in compliance with legal requirements.

     The General Partner of the Partnership intends for all business activities and operations of the Partnership to conform in all respects with all applicable anti-kickback statutes (federal or state). The General Partner does not believe
that  the   Partnership'   operations   violate  the   Anti-Kickback   Statute.
Consequently, the General Partner does not believe that strict compliance with a Safe Harbor is necessary for its operations. No assurance can be given, however, that the proposed activities of the Partnership will not be reviewed and challenged by regulatory authorities empowered to do so, or that if challenged, the Partnership will prevail.

     If the activities of the Partnership were determined to violate these provisions, the Partnership, the General Partner, officers and directors of the General Partner, and each Limited Partner could be subject, individually, to substantial monetary liability, felony prison sentences and/or exclusion from participation in Medicare, Medicaid and CHAMPUS. For the reasons outlined above, it is the opinion of the General Partner that the operations of the Partnership do not violate the Anti-Kickback Statute. A prospective Limited Partner with questions concerning these matters should seek advice from his or her independent counsel.

     False Claims Statutes. The Partnership is also subject to federal and state laws governing the submission of claims for reimbursement. These laws generally prohibit an individual or entity from knowingly and willfully presenting a claim (or causing a claim to be presented) for payment from Medicare, Medicaid or other third party payors that is false or fraudulent. The standard for "knowing and willful" includes conduct that amounts to a reckless disregard for whether accurate information is presented by claims processors. Penalties under these statutes include substantial civil and criminal fines, exclusion from the Medicare program and imprisonment. One of the most prominent of these laws is the federal False Claims Act, which may be enforced by the federal government directly, or by a qui tam private plaintiff on the government' behalf. Under the federal False Claims Act, both the government and the private plaintiff, if successful, are permitted to recover substantial monetary penalties and judgments, as well as an amount equal to three times actual damages. In recent cases, some qui tam plaintiffs have taken the position that violations of the Anti-Kickback provisions (discussed above) and Stark II (discussed above) should also be prosecuted as violations of the federal False Claims Act. The Partnership cannot assure that the government, upon audit or review, would not take the position that billing errors, employee misconduct or violations of other federal statutes, should they occur, are violations of the federal False Claims Act or similar statutes.

     New Legislation. The General Partner is not aware of any bill currently before Congress which, if enacted into law, would have an adverse effect on the Partnership' operations in a fashion similar to the Stark II and the Anti-Kickback laws discussed above.

     FTC Investigation. Issues relating to physician-owned health care facilities have been investigated by the Federal Trade Commission ("FTC"), which investigated two lithotripsy limited partnerships affiliated with the General Partner, to determine whether they posed an unreasonable threat to competition in the health care field. The General Partner and the limited partnerships were advised in 1996 that the FTC's investigation was terminated without any formal action taken by the FTC or any restrictions being placed on the activities of the limited partnerships. However, the General Partner cannot assure that the FTC will not investigate issues arising from physician-owned health care facilities in the future with respect to the General Partner or any entity in which it is the General Partner.

     Ethical Considerations. The American Medical Association's Code of Medical Ethics states that physicians should not refer patients to facilities in which they have an ownership interest unless such physician directly provides care or services to such patient at the facility. Because physician investors will be providing lithotripsy services, the General Partner believes that an investment by a physician will not be in violation of the American Medical Association's Code of Medical Ethics. In the event that the American Medical Association changes its ethical code to preclude such referrals by physicians and such ethical requirements are applied to facilities or services which, at the time of adoption, are owned in whole or in part by referring physicians, the Partnership and the interests of the Limited Partners may be adversely affected.

State Regulation

     Texas no longer requires a certificate of need for the acquisition or use of major medical equipment or the establishment of clinical health services. Nor does Texas impose licensure requirements for the provision of lithotripsy services. However, the lithotripter must be registered with the Texas Department of Health, Bureau of Radiation Control, and radiologic technologists must be certified by the state. The Partnership has been complying and will continue to comply with these requirements.

     Texas law prohibits paying or accepting any money for soliciting patients. To the best knowledge of the General Partner, the Partnership does not engage in any payment practices prohibited by Texas law. The Texas legislature recently passed the Treatment Facilities Marketing Act, which prohibits certain solicitation and remuneration practices, but it applies only to mental health and chemical dependency facilities and not to lithotripsy services.

     The Partnership will seek to comply with all applicable statutory and regulatory requirements. Further regulations may be imposed in Texas at any time in the future. Predictions as to the form or content of such potential regulations would be highly speculative. They could apply to the operation of the Mobile Lithotripsy System or to the physicians who invest in the Partnership. Such restrictive regulations could materially adversely affect the ability of the Partnership to conduct its business.

THE GENERAL PARTNER AND THE PARTNERSHIP BELIEVE LITHOTRIPSY SERVICES WILL CONTINUE TO BE SUBJECT TO INTENSE GOVERNMENTAL REGULATION AT THE FEDERAL AND STATE LEVELS AND, THEREFORE, CANNOT PREDICT THE SCOPE AND EFFECT THEREOF.

PROSPECTIVE LIMITED PARTNERS SHOULD CONSULT WITH THEIR LEGAL COUNSEL AS TO THE IMPLICATIONS OF FEDERAL AND STATE LAWS AND PROFESSIONAL ETHICAL CODES DEALING WITH PHYSICIAN OWNERSHIP OF MEDICAL EQUIPMENT AND FACILITIES BEFORE PURCHASING UNITS.

                                PRIOR ACTIVITIES

     Prime, the sole shareholder of the General Partner, is the largest and fastest growing provider of lithotripsy services in the United States, providing lithotripsy services at over 400 hospitals and surgery centers in 34 states, as well as delivering non-medical services related to the operation of the lithotripters, including scheduling, staffing, training, quality assurance, maintenance, regulatory compliance and contracting with payors, hospitals and surgery centers, while medical care is rendered by urologists utilizing the lithotripters. Prime has an economic interest in 56 mobile and six fixed site lithotripters, all but two of which are operated by Prime or the General Partner and its Affiliates. Prime began providing lithotripsy services with an acquisition in 1992 and has grown rapidly since that time through a total of ten acquisitions with interests in 62 lithotripters. In April 1996, Prime acquired the General Partner. The General Partner operates over 30 lithotripters serving approximately 200 locations in 19 states. The acquisition of the General Partner provided Prime with complementary geographic coverage as well as additional expertise in forming and managing lithotripsy operations. Prime and the General Partner's lithotripters together performed approximately 31,000, or approximately 17%, of the estimated 180,000 lithotripsy procedures performed in the United States in 1995. Approximately 1,850 urologists utilized Prime and the General Partner's lithotripters in 1995, representing approximately 25% of the estimated 7,300 active urologists in the United States.

     Prime manages the operations of approximately 60 of its 62 lithotripters. All of its lithotripters are operated in connection with hospitals or surgery centers. Prime operates its lithotripters as the general partner of a limited partnership or through a subsidiary, as is the case with the General Partner affiliated partnerships. Prime provides a full range of management and other non-medical support services to the lithotripsy operations, while medical care is provided by urologists utilizing the facilities and certain medical support services are provided by the hospital or surgery center. Urologists are investors in 33 of its 40 operations.

     Prime's lithotripters range in age from one to twelve years. Of its 62 lithotripters, 56 are mobile units mounted in tractor-trailers or self-contained coaches serving locations in 34 states. Prime also operates six fixed site lithotripters in five states. All of Prime's fixed lithotripsy units are located and operated in conjunction with a hospital or surgery center. Most of these locations are in major metropolitan markets where the population can support such an operation. Fixed site lithotripters generally cannot be economically justified in other locations.

     Prime and the General Partner believe that they maintain the most comprehensive quality outcomes database and information system in the lithotripsy services industry. Prime has detailed information on over 100,000 procedures covering patient demographic information and medical condition prior to treatment, the clinical and technical parameters of the procedure and resulting outcomes. Information is collected before, during and up to three months after the procedure through internal data collection by doctors, nurses and technicians and through patient questionnaires.

     For numerous reasons, including differences in financial structure, program size, economic conditions and distribution policies, the success of the General Partner's Affiliates in the lithotripsy field should not be considered as indicative of the operating results obtainable by the Partnership.


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                                                        40

                        SOURCES AND APPLICATIONS OF FUNDS

     The following table sets forth the funds expected to be available to the Partnership from this Offering if all 20 Units are sold and other sources and their anticipated and estimated uses.

                        Sources of Funds     Sale of 20 Units
Offering Proceeds(1)                           $251,500               (100.00%)
   TOTAL SOURCES                               $251,500               (100.00 %)
                      Application of Funds
Upgrade of LithostarTM                         $ 75,000               (  29.82%)
Reconditioning of Coach(2)                       50,000               (  19.88%)
Loaner Rental Costs(2)                           61,250               (  24.35%)
Reserves(3)                                      27,750               (  11.03%)
Syndication Costs(4)                             37,500               (  14.91%)
   TOTAL APPLICATIONS                          $251,500               (100.00%)


Notes to Sources and Applications of Funds Table

     (1) Assumes all 20 Units are purchased by qualified Investors.

     (2) It is anticipated that in 1999 the Partnership will upgrade one of its LithostarsTM with a high intensity shockhead at an estimated cost of $75,000. It is further anticipated that in 1999 the General Partner will cause the Partnership to contract with AK Associates, an Affiliate of the General Partner, to recondition the Partnership's Coach at an estimated cost of $50,000. During the time the Coach is reconditioned (estimated at 6 - 8 weeks), it is anticipated that the Partnership will rent from the General Partner or its Affiliates a "loaner" Mobile Lithotripsy System at an estimated per week cost of $8,750. The table assumes that each refurbishment will take seven weeks. See "Business Activities - Anticipated Partnership Expenditures." The proceeds of this Offering cannot be calculated until the number of Units sold has been determined at the Closing. To the extent the proceeds of the Offering are insufficient to fund the costs described above, or such costs exceed the estimated amounts, it is anticipated that Partnership Cash Flow and/or the proceeds of debt financing will fund such costs. There is no assurance that Partnership Cash Flow or debt financing will be available for such purpose. See "Risk Factors - Operating Risks - Partnership Limited Resources and Risks of Leverage."

     (3) This amount  includes  the General  Partner's  estimate of reserves for
unanticipated  time  overruns  in  scheduled   reconditioning  or  unanticipated
expenses in connection with the reconditioning or upgrade.

     (4) Includes $5,000 in commissions payable to the Sales Agent, reimbursement of $7,500 to the Sales Agent for out-of-pocket expenses incurred in selling the Units and $25,000 in legal and accounting costs associated with the preparation of this Memorandum.

                     FINANCIAL CONDITION OF THE PARTNERSHIP

     Set forth on the following pages are the Partnership's internally prepared accrual based (i) Income Statements for the years ended December 31, 1995, December 31, 1996, December 31, 1997 and for the period ended October 31, 1998,
(ii) Balance Sheets as of December 31, 1996, December 31, 1997 and as of October 31, 1998, (iii) Cash Flow Statements for the year ended December 31, 1995, December 31, 1996, December 31, 1997 and for the period ended October 31, 1998 and (iv) Statements of Partner's Equity for the years ended December 31, 1995, December 31, 1996, December 31, 1997 and for the period ended October 31, 1998.

     Past  financial  performance  is  not  necessarily   indicative  of  future
performance. There is no assurance that the Partnership will be able to maintain its current revenues or earnings.



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                                                        45
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                                                        46

                           MANAGEMENT'S DISCUSSION AND
                      ANALYSIS OF THE RESULTS OF OPERATIONS

Ten Months Ended October 31, 1998 and October 31, 1997

     Revenues. Total revenues increased $136,380 (7%) for the ten months ended October 31, 1998 compared to the same period in 1997 related to an 15% increase in the number of procedures performed primarily due to the addition of a second lithotripter in early 1998. In addition, the Partnership experienced a decrease in revenue per case.

     Operating Expenses. Operating expenses increased by $170,311 (21%) for the ten months ended October 31, 1998 compared to the same period in 1997, due to costs related to the operation of the second unit, including an increase of $66,065 in other operating expenses, including property taxes, fuel, medical supplies and travel costs, an increase of employee compensation of $55,910, and an increase in depreciation and amortization of $30,532.

     Other Income (Expense). Total other income (expense), net increased by $3,437 (56%) due to the increase in interest income.

Year Ended December 31, 1997 and December 31, 1996

     Revenues. Total revenues increased $47,646 (2%) for the year ended December 31, 1997 compared to the same period in 1996 related to a 7% decrease in the number of procedures performed, and a increase in revenue per case.

     Operating Expenses. Operating expenses decreased by $69,207 (7%) for the year ended December 31, 1997 compared to the same period in 1996, due to a decrease of $86,083 in overhead allocation, which is based on procedures performed, due to the decline in procedures, and partially offset by a $29,508 decline in other operating expenses.

     Other Income (Expense). Total other income (expense), net decreased by $6,164 (42%) due to the decrease in interest income.

Year Ended December 31, 1996 and December 31, 1995

     Revenues. Total revenues increased $402,126 (21%) for the year ended December 31, 1996 compared to the same period in 1995, related to a 17% increase in the number of procedures performed, and a slight increase in revenue per case.

     Operating Expenses. Operating expenses increased by $60,991 (6%) for the year ended December 31, 1996 compared to the same period in 1995, due to an increase in overhead allocation of $84,764, which is based on procedures performed, due to the increase in procedures, and partially offset by a $31,096 decline in equipment maintenance and repair.

     Other Income (Expense). Other income (expense), net increased by $5,228 (56%) due to a increase in interest income.

                      SUMMARY OF THE PARTNERSHIP AGREEMENT

     The Partnership Agreement sets forth the powers and purposes of the Partnership and the respective rights and obligations of the General Partner and the Limited Partners. The following is only a summary of certain provisions of the Partnership Agreement, and does not purport to be a complete statement of the various rights and obligations set forth therein. A complete copy of the Partnership Agreement is set forth as Appendix A to this Memorandum, and Investors are urged to read the Partnership Agreement in its entirety and to review it with their counsel and advisors.

Nature of Limited Partnership Interest

     The Investors will acquire their interests in the Partnership in the form of Units. For each Unit purchased, a cash payment of $12,575 is required. The entire Unit purchase price is due in cash upon subscription; however, certain qualified Investors may finance a portion of the purchase price through Limited Partner Loans. See "Terms of the Offering - Limited Partnership Loans." No Limited Partner will have any liability for the debts and obligations of the Partnership by reason of being a Limited Partner except to the extent of (i) his or her Capital Contribution and liability under a Limited Partner Loan, if any,
(ii) his or her proportionate share of the undistributed profits of the Partnership, and (iii) the amount of any Distribution received from the Partnership at a time when its liabilities, other than liabilities to Partners with respect to their Partnership Interests and liabilities for which the recourse of creditors is limited to specific property of the Partnership, exceed the fair value of its assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Partnership Assets only to the extent that the fair value of the property exceeds that liability, as provided by the Act. See "Risk Factors - Other Investment Risks - Limited Partners' Obligation to Return Certain Distributions." See also Form of Legal Opinion of Womble Carlyle Sandridge & Rice, PLLC attached hereto as Appendix C.
Profits, Losses and Distributions

     The following is a Summary of certain provisions of the Partnership Agreement relating to the allocation and distribution of the Profits, Losses, Partnership Cash Flow, Partnership Refinancing Proceeds, Partnership Sales Proceeds, and cash upon dissolution of the Partnership. Because an understanding of the defined financial terms is essential to an evaluation of the information presented below, Investors should carefully review the definitions of the terms appearing in the Glossary.

1. Allocations of Profits and Losses.

     (a) General. Generally, Profits and Losses, if any, for each Year of the Partnership will be allocated proportionately among the Partners based on their respective Percentage Interests in the Partnership; provided that New Limited Partners will be allocated only Profits and Losses that accrue after the date of their admission to the Partnership as Limited Partners.

     (b) Allocations. Net gains and net losses from Capital Transactions (a part of Profits and Losses), if any, shall be allocated first. Each Partner will receive his pro rata share of Profits and Losses based upon the number of days such Partner was a member of the Partnership during the Year of the Partnership. Notwithstanding the foregoing, the Partnership's "allocable cash basis items," as that term is used in Section 706(d)(2)(B) of the Code, will be allocated as required by Section 706(d)(2) of the Code and the treasury regulations promulgated thereunder.

     (c) Qualified Income Offset. If any Limited Partner unexpectedly receives an adjustment, allocation or distribution as described in Treasury Regulation
Section 1.704- 1(b)(2)(ii)(d)(4) through (6) that causes such Limited Partner to have a deficit Capital Account balance, such Limited Partner will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. This provision is intended to be a "qualified income offset" as defined in Regulation Section 1.704-1(b)(2)(ii)(d).

2. Distributions.

     (a) Non-liquidation Distributions. Partnership Cash Flow for each Year of the Partnership, to the extent available, will be distributed within 60 days after the end of each Year of the Partnership, or earlier in the discretion of the General Partner, proportionately among the Partners based on their respective Percentage Interests in the Partnership at the time of distribution. Partnership Sales Proceeds and Partnership Refinancing Proceeds will be distributed within 60 days of the Capital Transaction giving rise to such proceeds, or earlier in the discretion of the General Partner, proportionately among the Partners based on their respective Percentage Interests in the Partnership as of the date of the Capital Transaction giving rise to such proceeds. The New Limited Partners have no rights to receive any distributions in the future that are made out of the Initial Limited Partners' and General Partner's accrued but undistributed Partnership Cash Flow as of the date the New Limited Partners are admitted to the Partnership. New Limited Partners will be entitled only to Partnership Cash Flow that accrues after the date of their admission to the Partnership as Limited Partners

     (b) Distribution Upon Dissolution. Upon the dissolution and termination of the Partnership, the General Partner or, if there is none, a representative of the Limited Partners, will liquidate the assets of the Partnership. The proceeds of such liquidation will be applied and distributed in the following order of priority: (a) first, to the payment of the debts and liabilities of the Partnership, and the expenses of liquidation; (b) second, to the creation of any reserves which the General Partner or the representative of the Limited Partners may deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Partnership or of the

     General Partner arising out of or in connection with the business and operation of the Partnership; and (c) third, the balance, if any, will be distributed to the Partners in accordance with the Partners' positive capital account balances. Any General Partner with a negative capital account following the distribution of liquidation proceeds or the liquidation of its interest must contribute to the Partnership an amount equal to such negative capital account on or before the end of the Partnership's taxable year (or, if later, within ninety days after the date of liquidation). Any capital so contributed shall be
(i) distributed to those Partners with positive capital accounts until such capital accounts are reduced to zero, and/or (ii) used to discharge recourse liabilities.

Management of the Partnership

     The General Partner has the sole right to manage the business of the Partnership and at all times is required to exercise its responsibilities in a fiduciary capacity. The consent of the Limited Partners is not required for any sale or refinancing of the Mobile Lithotripsy Systems, the purchase of additional Mobile Lithotripsy Systems or the purchase of other new Partnership assets. The General Partner will oversee the day-to-day affairs of the Partnership pursuant to the Management Agreement. See "Business Activities - Management."

     Under the Partnership Agreement, if the General Partner is adjudged by a court of competent jurisdiction to be liable to the Limited Partners or the Partnership for acts of gross negligence or willful misconduct in the performance of its duties under the terms of the Partnership Agreement, the General Partner may be removed and another substituted with the consent of all of the Limited Partners. The General Partner may transfer all or a portion of its Partnership Interest only if, in the opinion of the Partnership's accountant, the new general partner has sufficient net worth and meets other requirements to assure that the Partnership will continue to be treated as a partnership for Federal tax purposes. Both the admission of any new shareholder and the withdrawal of any shareholder from the General Partner may be done without the approval of the Limited Partners.
Powers of the General Partner

     The General Partner may, in its absolute discretion, borrow money, acquire, encumber, hold title to, pledge, sell, release or otherwise dispose of, all or any part of the Partnership's assets, when and upon such terms as it determines to be in the best interest of the Partnership, employ such persons as it deems necessary for the operation of the Partnership and deposit, withdraw, invest, pay, retain (including the establishment of reserves) and distribute the Partnership's funds. The General Partner, however, is expressly prohibited from, among other things: (i) possessing Partnership assets or assigning the rights of the Partnership in Partnership assets, including the Mobile Lithotripsy Systems, for other than Partnership purposes; (ii) admitting Limited Partners except as provided in the Partnership Agreement; (iii) performing any act (other than an act required by the Partnership Agreement or any act taken in good faith reliance upon Counsel's opinion) which would, at the time such act occurred, subject any Limited Partner to liability as a general partner in any jurisdiction; and (iv) performing any act in contravention of the

     Partnership Agreement or which would make it possible to carry on the ordinary business of the Partnership.

Rights and Liabilities of the Limited Partners

     The Limited Partners do not have any right to participate in the management of the business of the Partnership and will not transact business for the Partnership. Limited Partners are not required to make any capital contributions to the Partnership except amounts agreed by them to be paid, or pay or be personally liable for, any expense, liability or obligation of the Partnership, except to the extent (i) his or her Capital Contribution and liability under a Limited Partner Loan, if any, (ii) his or her proportionate share of the undistributed profits of the Partnership, and (iii) the amount of any Distribution received from the Partnership at a time when its liabilities, other than liabilities to Partners with respect to their Partnership Interests and liabilities for which the recourse of creditors is limited to specific property of the Partnership, exceed the fair value of its assets, except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Partnership assets only to the extent that the fair value of the property exceeds that liability, as provided by the Act. See "Risk Factors - Limited Partners Obligations to Return Certain Distributions."

     The Limited Partners may not participate in or own an interest in any competing lithotripsy venture, except with the approval of the General Partner. See "Limited Partner Competition and Disclosure Restrictions" below. The General Partner may elect to treat participation or ownership by a Limited Partner in a competing venture as an event of default, and such Limited Partner may be required to sell his Partnership Interest. See "Optional Purchase of Limited Partner Interests" below.

Restrictions on Transfer of Partnership Interests

     After acquisition of Units by Investors, no Partnership Interest nor any Units may be transferred without the prior written consent of the General Partner, which approval may be granted or denied in the sole discretion of the General Partner, and subject to the satisfaction of certain other conditions set forth in the Partnership Agreement. The Partnership Agreement contains additional limitations on transfer, including provisions prohibiting transfer that would cause the termination of the Partnership, would violate federal or state securities laws, would prevent the Partnership from being entitled to use any method of depreciation which the Partnership might otherwise be entitled to use, or would adversely affect the status of the Partnership as a partnership for Federal income tax purposes. In addition, the Partnership Agreement prohibits the holding or transfer of a Partnership interest by or to a "tax exempt entity" (as defined in Code Section 168(h)) which would affect the method or manner in which the Partnership may depreciate Partnership assets. No transferee of the Units will automatically become a Limited Partner. Admission of a transferee to the Partnership as a Limited Partner requires the fulfillment of other obligations enumerated in the Partnership Agreement, including either the approval of all the Limited Partners (except the assignor Limited Partner) and the General Partner, or the approval of the assignor Limited Partner and the General Partner. Any transferee of a Partnership Interest who has not been admitted to the Partnership as a

     Partner shall not be entitled to any of the rights, powers or privileges of his transferor except the right to receive and be credited or debited with his proportionate share of Partnership income, gains, profits, losses, deductions, credits or distributions. A transferor Limited Partner will not be released from his or her personal liability under the Limited Partner Loans, unless otherwise specifically agreed by the Bank.

Dissolution and Liquidation

     The Partnership will dissolve and terminate for any of the following reasons:

     1. The sale, exchange or disposition of all or substantially all of the property of the Partnership without making provision for the replacement thereof;

     2. The expiration of its term on December 31, 2040;

     3. The bankruptcy or occurrence of certain other events with respect to the General Partner;

     4. The election to dissolve the Partnership made by the General Partner and a Majority in Interest of the Limited Partners; or

     5. Any other reason which under the laws of the State of Texas would cause a dissolution.

     The retirement, resignation, bankruptcy, assignment for the benefit of creditors, dissolution, death, disability or legal incapacity of a general partner will not, however, result in a termination of the Partnership if the remaining general partner or general partners, if any, elect to continue the business of the Partnership, or if no general partner remains, if within 90 days of the occurrence of one of such events, all of the Limited Partners elect in writing to continue the Partnership and, if necessary, designate a new general partner.

     Upon dissolution, the General Partner or, if there is none, a representative of the Limited Partners, will liquidate the Partnership's assets and distribute the proceeds thereof in accordance with the priorities set forth in the Partnership Agreement. See "Profits, Losses and Distributions - Distributions - Distribution upon Dissolution" above and "Optional Purchase of Limited Partner Interests" below.

Noncompetition Agreement and Protection of Confidential Information

     The Partnership Agreement provides that each Partner (other than the General Partner and its Affiliates) is prohibited from having a direct or indirect ownership interest in a competing venture (including the lease or sublease of competing technology) (the "Outside Activities"). While they own Partnership Interests, each Partner is precluded from engaging in any Outside Activities. In the event that a Partner's Partnership Interest is terminated or transferred upon the occurrence of certain events as provided in the Partnership Agreement, such Partner is precluded, for a period of two (2) years following the date of such withdrawal, from engaging in any Outside Activity within any market area in which the Partnership is providing services or has provided services within the twelve months preceding the withdrawal. This prohibition is in addition to the right of the General Partner to acquire the interest of a Partner engaged in an Outside Activity as provided in the Partnership Agreement. See "Optional Purchase of Limited Partner Interests" in this Section, and the form of the Partnership Agreement attached hereto as Appendix B.

     In addition, the Partnership Agreement provides that each Partner acknowledges and agrees that such Partner's participation in the Partnership necessarily involves his access to confidential information that is proprietary in nature and, therefore, the exclusive property of the Partnership. Accordingly, the Partners (other than the General Partner and its Affiliates) are precluded from disclosing such confidential information during their participation as Partners or thereafter unless required by law or with the prior written consent of the Partners.

Optional Purchase of Limited Partner Interests

     As provided in the Partnership Agreement, the General Partner and the Limited Partners have an option to purchase all the interest of a Limited Partner in the Partnership upon the occurrence with respect to the Limited Partner of (i) death, (ii) bankruptcy, insolvency or assignment for benefit of creditors, or (iii) direct or indirect ownership of an interest in a competing venture. Upon the occurrence of one or more of the preceding events, the withdrawing Limited Partner, or his or her personal representative, will have a brief period within which to sell his or her entire Partnership Interest to a purchaser approved of by the General Partner. If the withdrawing Limited Partner is unable to sell his or her Partnership Interest as provided above, the General Partner will then have the option to purchase such Partnership Interest. If the General Partner elects to exercise its option, the option purchase price will be equal to the withdrawing Limited Partner's share of the Partnership's book value, if any, as reflected by such Limited Partner's capital account in the Partnership (unadjusted for any appreciation in Partnership assets and as reduced by depreciation deductions claimed by the Partnership for tax purposes). The withdrawing Limited Partner will not be released from his obligations under any Limited Partner Loan unless so agreed by the Bank. Furthermore, sale of his or her Limited Partnership Interest may constitute an event of default under the Limited Partner Loan, if any. See "Terms of Offering - Limited Partner Loans." There can be no assurance that the option purchase price will represent the fair market value of a Limited Partner's interest in the Partnership. Because Partnership losses, depreciation deductions and Distributions reduce capital accounts, and because appreciation in Partnership assets is not reflected in capital accounts, it is the opinion of the General Partner that the option purchase price will be nominal in amount.

Dilution Offerings

     The General Partner has the authority to periodically offer and sell additional limited partnership interests in the Partnership through Dilution Offerings to local south Texas urologists who are not investors in the Partnership ("Qualified Investors"). The primary purpose of Dilution

     Offerings would be (i) to raise additional capital for any legitimate Partnership purpose including upgrading the Partnership's Lithostar Mobile System and (ii) to assure the highest quality of patient care by admitting Qualified Investors to the Partnership who will be dedicated and motivated as owners to follow the Partnership s treatment protocol, and comply with its quality assurance and outcome analysis programs.

     Any sale of limited partnership interests in a Dilution Offering will result in the proportionate dilution of the Partnership Percentage Interests of the existing Partners; i.e., the interests of the General Partner and of the Limited Partners in Partnership allocations, cash distributions and voting rights will be proportionately reduced as a result of a successful Dilution Offering. The Percentage Interests of the General Partner and the Initial Limited Partners, as in effect prior to this Offering, may not be diluted through Dilution Offerings (including this Offering) by more than 20% in the aggregate without the prior written consent of a Majority in Interest of all the Partners. Any additional limited partnership interests offered in a Dilution Offering will be sold for a price no lower than their fair market value as determined by the General Partner, in its sole discretion, at the time of this Offering.

Arbitration

     The Partnership Agreement provides that disputes arising thereunder shall be resolved by submission to arbitration in Laredo, Texas in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association.

Power of Attorney

     Each  Investor,  by  executing  the  Subscription  Agreement,   irrevocably
appoints Dr. Joseph Jenkins and Dr. David Vela, severally, to act as attorneys-in-fact to execute the Partnership Agreement, any amendments thereto and any certificate of limited partnership filed by the General Partner. The
Partnership  Agreement,  in turn,  contains  provisions  by which  each  Limited
Partner irrevocably appoints Dr. Joseph Jenkins, to act as his or her attorney-in-fact to make, execute, swear to and file any documents necessary to the conduct of the Partnership's business, such as deeds of conveyance of real or personal property as well as any amendment to the Partnership Agreement or to any certificate of limited partnership which accurately reflects actions properly taken by the Partners.
Reports to Limited Partners

     Within 90 days after the end of each Year of the Partnership, the General Partner will send to each person who was a Limited Partner at any time during such year such tax information, including, without limitation, Federal Tax Schedule K-1, as will be reasonably necessary for the preparation by such person of his federal income tax return, and such other financial information as may be required by the Act.

Records

     Proper and complete records and books of account will be kept by the General Partner in which will be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in business of a like character. The Partnership books and records will be kept according to the method of accounting determined by the General Partner. The Partnership's fiscal year will be the calendar year. The books and records will be located at the office of the General Partner, and will be open to the reasonable inspection and examination of the Limited Partners or their duly authorized representatives during normal business hours.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Units offered hereby will be passed upon for the Partnership by Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, of Winston-Salem, North Carolina. See "Conflicts of Interest." On the Closing Date, Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company will render an opinion, the form of which is attached as Appendix C to this Memorandum, with respect to certain federal income tax consequences of an investment in Units. See "Tax Aspects of the Offering."
                                    GLOSSARY

     Certain terms in this Memorandum shall have the following meanings:

          Act. The Act means the Texas Revised Limited Partnership Act, as in effect on the date hereof.

          Affiliate. An Affiliate is (i) any person, partnership corporation, association or other legal entity ("person") directly or indirectly controlling, controlled by or under common control with another person,
     (ii) any person owning or controlling 10% or more of the outstanding voting interests of such other person, (iii) any officer, director or partner of such person and (iv) if such other person is an officer, director or partner, any entity for which such person acts in such capacity.

          AK Associates. AK Associates, Inc., a subsidiary of Prime. It is anticipated that the Partnership will contract with AK Associates to recondition the Partnership's Coach with the proceeds of the Offering.

          Bank. First-Citizens Bank & Trust Company.

          Capital Account. The Partnership capital account of a Partner as computed pursuant to Article XII of the Partnership Agreement.

          Capital Contributions. All capital contributions made by a Partner or his predecessor in interest which shall include, without limitation, contributions made pursuant to Article VII of the Partnership Agreement.

          Capital  Transaction.  Any  transaction  which,  were  it to  generate
     proceeds,   would  produce   Partnership   Sales  Proceeds  or  Partnership
     Refinancing Proceeds.

          Closing Date. 5:00 p.m., Central Time, on January 20, 1999 (or earlier) in the discretion of the General Partner. The Closing Date may be extended for a period of up to 180 days in the discretion of the General Partner.

          Coach. The Partnership's self-propelled mobile vehicle manufactured by the Calumet Coach Company, Calumet City, Illinois, upfitted to house a LithostarTM.

          Code. The Internal Revenue Code of 1986, or corresponding provisions of subsequent, superseding revenue laws.

          Contract Hospitals. The 8 hospitals, medical centers and ambulatory surgery centers to which the Partnership provides lithotripsy services pursuant to 8 separate Hospital Contracts.

          Counsel. Counsel to the Partnership, Womble Carlyle Sandridge & Rice, a Professional Limited Liability Company, P.O. Drawer 84, Winston-Salem, North Carolina 27102.

          Dilution Offering. The issuance, offering and sale by the Partnership of additional partnership interests in the future.

          Distributions. Cash or other property, from any source, distributed to Partners.

          Escrow Agent. First-Citizens Bank & Trust Company.

          FDA. The United States Food and Drug Administration.

          Financial Statement. The Purchaser Financial Statement, included in the Subscription Packet accompanying this Memorandum, to be furnished by the Investors for review by the General Partner and the Bank in connection with their decision to accept or reject a subscription.

          General   Partner.   The   general   partner   of   the   Partnership,
     Lithotripters, Inc., a North Carolina corporation, and a wholly owned subsidiary of Prime Medical Services, Inc.

          Hospital Contracts. The 8 separate lithotripsy services agreements the Partnership has entered into with the contract Hospitals.

          Initial Limited Partners. The Individuals who were Limited Partners prior to the commencement of this Offering.

          Investors. Potential purchasers of Units.

          Limited Partner Loan. The loan to be made by the Bank to certain qualified Investors that wish to finance a portion of the Unit purchase price.

          Limited Partner Note. The promissory note from an Investor financing a portion of the Unit purchase price to the Bank in the principal amount of $10,075 per Unit, the proceeds of which will be paid directly to the Partnership. The form of the Limited Partner Note (including the Note Addendum attached thereto) is attached as Exhibit A to the Form of Bank Commitment which is attached hereto as Appendix B.

          Limited Partners. The Limited Partners are those Investors in the Units admitted to the Partnership and any person admitted as a substitute Limited Partner in accordance with the provisions of the Partnership Agreement.

          LithostarTM. The two LithostarTM model extracorporeal shock wave lithotripters manufactured by Siemens and owned by the Partnership.

          Loan and Security Agreement. The agreement to be executed in conjunction with the Limited Partner Note by an Investor who finances a portion of the Unit purchase price through a Limited Partner Loan. The form of the Loan and Security Agreement is attached as Exhibit B to the Form of Bank Commitment which is attached hereto as Appendix B.

          Loan Documents. The Form of Bank Commitment, the Limited Partner Note, the Loan and Security Agreement, the Security Agreement and UCC-1, collectively.

          Loss. The net loss (including capital losses and excluding Net Gains from Capital Transactions) of the Partnership for each year as determined by the Partnership for federal income tax purposes.

          Memorandum. This Confidential Private Placement Memorandum, including all Appendices hereto, and any amendment or supplement hereto.

          Mobile Lithotripsy Systems. The Coach and Trailer with the installed and operational LithostarsTM owned and operated by the Partnership.

          Net Gains from Capital Transactions. The gains realized by the Partnership as a result of or upon any sale, exchange, condemnation or other disposition of the capital assets of the Partnership (which assets shall include Code Section 1231 assets) or as a result of or upon the damage or destruction of such capital assets.

          New Limited Partner. Any Investor admitted to the Partnership as a Limited Partner.

          Nonrecourse Deductions. A deduction as set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given Year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during such Year over the aggregate amount of any Distributions during such Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(h).

          Nonrecourse Liability. Any Partnership liability (or portion thereof) for which no Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.704- 2(i).

          Offering. The offering of Units pursuant to this Memorandum.

          Partner Minimum Gain. An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i).

          Partner Nonrecourse Debt. Any nonrecourse debt (for the purposes of Treasury Regulations Section 1.1001-2) of the Partnership for which any Partner bears the "economic risk of loss," within the meaning of Treasury Regulations Section 1.752-2.

          Partner Nonrecourse Deductions. Deductions as described in Treasury Regulations Section 1.704-2(i)(2). The amount of Partner Nonrecourse
     Deductions with respect to a Partner Nonrecourse Debt for any Year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during such Year over the aggregate amount of any Distributions during that Year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such Distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i).

          Partners. The General Partner and the Limited Partners, collectively, when no distinction is required by the context in which the term is used herein.

          Partnership. Texas Lithotripsy Limited Partnership I L.P., an Texas limited partnership.

          Partnership   Agreement.   The  Partnership's   Agreement  of  Limited
     Partnership, the form of which is attached hereto as Appendix A, as the same may be amended from time to time.

          Partnership Cash Flow. For the applicable period the excess, if any, of (A) the sum of (i) all gross receipts from any source for such period, other than from Partnership loans, Capital Transactions and Capital
     Contributions, and (ii) any funds released by the Partnership from previously established reserves, over (B) the sum of (i) all cash expenses paid by the Partnership for such period, (ii) the amount of all payments of principal on loans to the Partnership, (iii) capital expenditures of the Partnership, and (iv) such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities and contingencies of the Partnership; provided, however, that the amounts referred to in (B) (i),
     (ii) and (iii) above shall be taken into account only to the extent not funded by Capital Contributions, loans or paid out of previously established reserves. Such term shall also include all other funds deemed available for distribution and designated as "Partnership Cash Flow" by the General Partner.

          Partnership Interest. The interest of a Partner in the Partnership as defined by the Act and the Partnership Agreement.

          Partnership  Minimum  Gain.  Gain as defined in  Treasury  Regulations
     Section 1.704-2(d).

          Partnership Refinancing Proceeds. The cash realized from the refinancing of Partnership assets after retirement of any secured loans and less (i) payment of all expenses relating to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

          Partnership Sales Proceeds. The cash realized from the sale, exchange, casualty or other disposition of all or a portion of Partnership assets after the retirement of all secured loans and less (i) the payment of all expenses related to the transaction and (ii) establishment of such reasonable reserves as the General Partner shall deem necessary or prudent to set aside for future repairs, improvements, or equipment replacement or additions, or to meet working capital requirements or foreseen or unforeseen future liabilities or contingencies of the Partnership.

          Percentage Interest. The interest of each Partner in the Partnership, to be determined in the case of each Investor by reference to the percentage opposite his or her name set forth in Exhibit A to the Partnership Agreement. Each Unit sold pursuant to this offering represents an initial 0.83% economic interest. The Percentage Interest will be set forth in Exhibit A to the Partnership Agreement or any other document or agreement, as a percentage or a fraction or on any numerical basis deemed appropriate by the General Partner.

          Prime.   Prime  Medical  Services,   Inc.  a  publicly  held  Delaware
     corporation and parent of the General Partner, AK Associates and the Sales Agent.

          Prime Rate. The rate of interest periodically established by the Bank and identified as such in literature published and circulated within the Bank's offices.

          Profit. The net income of the Partnership for each year as determined by the Partnership for federal income tax purposes.

          Pro Rata Basis. In connection with an allocation or distribution, an allocation or distribution in proportion to the respective Percentage Interest of the class of Partners to which reference is made.

          Qualified Income Offset Item. An adjustment, allocation or distribution described in Treasury Regulations Sections
     1.704-1(b)(2)(ii)(d)(4),       1.704-1(b)(2)(ii)(d)(5)       or      1.704-
     1(b)(2)(ii)(d)(6) unexpectedly received by a Partner.

          Sales Agent. MedTech Investments, Inc., a registered broker-dealer, member of the National Association of Securities Dealers, Inc. and an Affiliate of certain members of the General Partner's management personnel.

          SEC. The United States Securities and Exchange Commission.

          Securities Act. The Securities Act of 1933, as amended.

          Security Agreement. The agreement to be executed in conjunction with the Limited Partner Note by an Investor who finances the purchase price of his Units as provided herein. The form of the Security Agreement is attached as Exhibit C to the Form of Bank Commitment which is attached hereto as Appendix B.

          Service. The Internal Revenue Service.

          Service Area. South Texas.

          Siemens. Siemens Medical Systems, Inc. and its Affiliates.

          Subscription Agreement. The Subscription Agreement, included in the Subscription Packet accompanying this Memorandum, to be executed by the Limited Partners in connection with their purchase of Units.

          Subscription Packet. The packet of subscription materials to be completed by Investors in connection with their subscription for Units.

          Trailer. The Partnership's Trailer upfitted to house a LithostarTM. The Trailer is transported from site to site by a tractor truck.

          UCC-1. The Uniform Commercial Code Financing Statement, two copies of which are attached to the Subscription Packet and are to be executed in conjunction with the Limited Partner Note by an Investor who finances a portion of the Unit purchase price through a Limited Partner Loan. The UCC-1 will be used by the Bank to perfect its security interest in such Investor's share of Distributions.

          Units. The 20 equal limited partner interests in the Partnership offered pursuant to this Memorandum for a price per Unit of $12,575 in cash.

          Year of the Partnership. An annual accounting period ending on December 31 of each year during the term of the Partnership.

                            _________________________


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